Exhibit 10.8

STANDARD LEASE

WITH

StemCo Biomedical, Inc.

SUITES:	144 and 148

BUILDING:	2810 Meridian

CITY:	Durham, North Carolina

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STANDARD LEASE

THIS STANDARD LEASE (“Lease”) is made and entered into as of the ___ day of June, 2003, by and between CMD PROPERTIES, INC. (“Landlord”), an Illinois corporation, and StemCo Biomedical, Inc. (‘Tenant”), a Delaware corporation.

ARTICLE 1: BASIC PROVISIONS

This Article contains the basic tease provisions between Landlord and Tenant.

A. Building:	2810 Meridian, located at 2810 Meridian Parkway, Durham, North Carolina (the “Property”, as further described in Article 30).

B. Premises:	Suites 144 and 148 located in the Building as outlined or hatched on Exhibit A hereto.

C. Commencement Date:	May 1, 2004 for Suite 148 or such earlier date as the Andcare Lease may be terminated as further described in Article 2 below (sometimes referred to herein as the “Suite 148 Commencement Date”) and September 1, 2005 for Suite 144 or such earlier date as the PRI Lease may be terminated as further described in Article 2 below (sometimes referred to herein as the “Suite 144 Commencement Date”), subject to Articles 2 and 4. The term “Commencement Date” as used herein shall mean either the Suite 148 Commencement Date or the Suite 144 Commencement Date, or both, as the context reasonably implies.

D. Expiration Date:	April 30, 2008, subject to Articles 2 and 4.

E. Rentable Area:	The rentable area of the Premises shall be deemed to be 11,021 square feet, consisting of 3,954 for Suite 148 and 7,067 for Suite 144, and the rentable area of the Property shall be deemed to be 100,878 square feet, for purposes of this Lease, subject to Article 30.

F. Tenant’s Share:	Three and 92/100 percent (3.92%) until the Suite 144 Commencement Date and thereafter ten and 93/100 percent (10.93%), subject to Articles 3 and 30.

G. Base Rent:	Tenant shall pay monthly Base Rent pursuant to the following schedule and as described in Article 3:

Period	Monthly Base Rent
Suite 148 Commencement Date – April 30, 2005	$3,225.81
May 1, 2005 – day immediately prior to Suite 144 Commencement Date	$3,322.58
Suite 144 Commencement Date – April 30,2006	$9,256.31
May 1, 2006 – April 30, 2007	$9,534.00
May 1, 2007 – Expiration Date	$9,820.02

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H. Additional Rent:	Tenant shall pay Tenant’s Share of Taxes, Insurance and Expenses as further described in Article 3.

I. Permitted Use:	General office and minor or “light” laboratory, subject to Article 7.

J. Security Deposit:	$9,256.31, subject to Article 16.

K. Broker:	Advantis GVA, subject to Article 26.

L. Guarantor(s):	n/a

M. Landlord’s Notice Address (subject to Article 25):

c/o CMD Realty Investors, L.P., Suite 450, 2100 RiverEdge Parkway, Atlanta, Georgia 30328, Attn.: Regional Manager; with copies c/o CMD Realty Investors, L.P., 227 West Monroe Street, Suite 3900, Chicago, Illinois 60606, Attn.: General Counsel and Attn.: Asset Manager.

N. Tenant’s Notice Address (subject to Article 25):

StemCo Biomedical, Inc. 2810 Meridian, Suite 148, Durham, North Carolina 27713

O. Rent Payments:	Rent shall be paid to Landlord c/o Bank One, P.O. Box 93150, Chicago, Illinois 60673-3150, or such other parties and addresses as to which Landlord shall provide advance notice.

P. Exhibits:	This Lease includes, and incorporates by this reference:

	Exhibit A:	Premises
	Exhibit B:	Rules
	Exhibit C:	Extension Option
	Exhibit D:	Right of Offer
	Exhibit E:	Option to Terminate

The above provisions shall be interpreted and applied in accordance with the other provisions of this Lease. The terms of this Article, and the terms defined in Article 30 and other Articles, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Lease or related documentation (except as expressly provided to the contrary therein).

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ARTICLE 2: TERM AND COMMENCEMENT

A. Term. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term, subject to the other provisions of this Lease. The term (“Term”) of this Lease shall commence on the applicable Commencement Date for each suite and end on the Expiration Date set forth in Article 1, unless sooner terminated as provided in this Lease, subject to adjustment as provided below and the other provisions of this Lease.

B. Suite 148. The parties acknowledge and agree that: (i) Tenant is currently occupying Suite 148 pursuant to a Sublease dated December 14, 2000, as amended (“Andcare Sublease”) from Andcare, Inc. (“Andcare”), that will terminate on April 30, 2004 or such earlier date on which the lease between Andcare and Landlord (“Andcare Lease”) is terminated (as contemplated in the Consent to Sublease dated January 11, 2001 between Landlord, Tenant and Andcare), (ii) the Suite 148 Commencement Date herein Rent and Tenant’s other obligations hereunder shall be advanced to such earlier date on which the Andcare Sublease and Andcare Lease are terminated, and (iii) in such event, the Base Rent under Article 1.G of this Lease shall be as follows: $4,136.50 per month for the period commencing on the date of the Lease and ending on April 30, 2004. If the Commencement Date is advanced to an earlier date under Article 1.C hereof due to an earlier termination of the Andcare Lease, the Expiration Date herein shall not be changed.

C. Suite 144. The parties acknowledge and agree that: (i) Tenants currently occupying Suite 144 pursuant to a Subsublease dated February 2, 2003, as amended (“PRI Subsublease”) from MD Everywhere, Inc. (“MD”), MD itself being a subtenant pursuant to a Sublease dated on or about January 8, 2001 (“PRI Sublease”) from PRI Associates, Inc. (“PRI”); and that the Sublease and Subsublease will terminate on August 31, 2005 or such earlier date on which the lease between PRI and Landlord (“PRI Lease”) is terminated (as contemplated in the Consent to Sub-Sublease dated February 3, 2003 between Landlord, PRI, MD and Tenant and the Consent to Sublease dated January 8, 2001 between Landlord, MD and PRI), (ii) the Suite 144 Commencement Date herein and Tenant’s other obligations hereunder shall be advanced to such earlier date on which the PRI Sub-sublease, PRI Sublease and PRI Lease are terminated, and (iii) in such event, the Base Rent under Article 1.G of this Lease shall be as follows. $5,594.71 per month (escalated by 3% on February 3, 2004 and February 3, 2005) for the period beginning on the date of this Lease and ending on August 31, 2005. If the Commencement Date is advanced to an earlier date under Article 1.C hereof due to an earlier termination of the PRI Lease, the Expiration Date herein shall not be changed.

D. Adjustments and Confirmation. Tenant shall execute a confirmation of any Commencement Date as adjusted herein in such form as Landlord may reasonably request; any failure to respond within thirty (30) days after requested shall be deemed an acceptance of the date set forth in Landlord’s confirmation.

ARTICLE 3: BASE RENT AND ADDITIONAL RENT

A. Base Rent. Tenant shall pay Landlord the monthly Base Rent set forth in Article 1 in advance on or before the first day of each calendar month during the Term; provided, Tenant shall pay Base Rent for the first full calendar month for which Base Rent is due no later than three (3) months before the applicable Commencement Date.

B. Taxes, Insurance and Expenses. Subject to the limitations in Paragraph I below, Tenant shall pay Landlord Tenant’s Share of Taxes, Insurance and Expenses in the manner described below. The foregoing capitalized terms shall have the meanings specified therefor in Articles 1 and 30.

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C. Payments.

(i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes, Insurance and Expenses for any full or partial calendar year of the Term. Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant’s payment of Base Rent. Landlord may reasonably adjust such estimate from time to time.

(ii) Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the “Statement”) showing: (a) the amount of actual Taxes, Insurance and Expenses for such calendar year, with a listing of amounts for major categories of Expenses, (b) any amount paid by Tenant towards Taxes, insurance and Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant’s obligations for such items for the current year.

(iii) If the Statement shows that Tenant’s estimated payments were less than Tenant’s actual obligations for Taxes, Insurance and Expenses for such year, Tenant shall pay the difference within thirty (30) days after Tenant receives the Statement. If the Statement shows that Tenant’s estimated payments exceeded Tenant’s actual obligations for Taxes, Insurance and Expenses, Landlord shall credit the difference against the payment of Rent next due. However, if the Term shall nave expired and no further Rent shall be due, Landlord shall provide a prompt refund of such difference with the final Statement for such year and this obligation will survive expiration or earlier termination of the Lease.

(iv) If the Statement shows a further increase in Tenant’s estimated payments for the current calendar year, Tenant shall: (a) thereafter pay the new estimated amount until Landlord further revises such estimated amount, and (b) pay the difference between the new and former estimates for the period from January 1 of the current calendar year through the month in which the Statement is sent within thirty (30) days after Tenant receives the Statement.

(v) In lieu of providing one Statement covering Taxes, Insurance and Expenses, Landlord may provide separate statements. So long as Tenant’s obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change the manner or timing of Tenant’s payments for Taxes, Insurance and Expenses.

D. Tax Refunds, Protest Costs, Fiscal Years and Special Assessments. Landlord shall each year: (i) credit against Taxes any refunds received during such year, whether or not for a prior year, (ii) include in Taxes any additional amount paid during such year involving an adjustment to Taxes for a prior year due to supplemental assessment or other reason, (iii) for Taxes payable in installments over more than one year, include only the minimum amounts payable each year and any interest thereon, and (iv) include, in either Taxes or Expenses, any reasonable fees for attorneys, consultants and experts, and other costs paid during such year in attempting to protest, appeal or otherwise seek to reduce or minimize Taxes. Notwithstanding anything to the contrary contained in this Lease, if any taxing authority, at any time, uses a fiscal year other than a current calendar year, Landlord may require payments by Tenant based on: (a) amounts paid or payable during each calendar year, or (b) amounts paid or payable for or during each fiscal tax year.

E. Grossing Up and Tenant’s Share Adjustments. In order to allocate variable Expenses (i.e. those items that vary based on occupancy levels) among those parties who are leasing space when the Property is not fully occupied during all or a portion of any calendar year, Landlord may reasonably determine the amount of such variable Expenses that would have been paid had the Property been fully occupied, and the amount so determined shall be deemed to have been the amount of variable Expenses for such year (rather than adjusting Tenant’s Share by subtracting vacant space from the denominator). Similarly, if Landlord is not furnishing any particular utility or service to a tenant during any period (the cost of which, if performed by Landlord, would be included in Expenses), such as where a single building tenant in a complex arranges for its own landscaping, Landlord may for such period: (i) exclude the rentable area of such tenant from the rentable area of the Property in computing Tenant’s Share of such utility or service, or (ii) adjust Expenses to reflect the additional amount that would reasonably have been incurred had Landlord furnished such utility or service to such tenant (rather than adjusting Tenant’s Share). “Tenant’s Share” shall be subject to other adjustments under the definition thereof in Article 30.

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The preceding Paragraph is not intended to allow Landlord to make a profit on such Expenses, nor to permit Landlord to collect from Tenant and other tenants more than 100% of such Expenses actually incurred by Landlord, but rather is intended to provide that Tenant and other tenants receiving such utilities or services pay their respective shares of the Expenses for variable utilities or services that are actually incurred. The general concept of “grossing up” contained in the preceding Paragraph is illustrated by the following general hypothetical: (a) a building contains 100,000 feet, (b) occupancy is 50% or 50,000 feet, (c) actual janitorial cost for 100% occupancy would be $10,000, (d) actual janitorial cost for 50% occupancy is $5,000, (e) with no “gross up,” tenants pay the landlord $2,500 (50% of $5,000), (f) with the gross up, tenants would pay the actual $5,000 of janitorial costs (50% of $10,000), thus permitting the landlord to recover variable costs actually incurred, (g) the landlord would absorb fixed costs for vacant space with no adjustment. The foregoing illustration is intended to help demonstrate that “grossing up” is designed to ensure that Tenant pays its fair share of variable costs actually incurred as a result of its occupancy.

F. Prorations; Payments After Term Ends. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Article 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant’s obligations to pay amounts towards Taxes, Insurance and Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term. Tenant’s obligations to pay any amounts accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination.

G. Landlord’s Accounting Practices and Records. Landlord shall maintain records respecting Taxes, Insurance and Expenses and determine the same in accordance with sound accounting and management practices consistently applied in accordance with this Lease. Tenant’s employees (or any certified public accounting firm acting for Tenant on a non-contingent fee basis) shall have the right to review such records by sending notice to Landlord no later than thirty (30) days following the furnishing of the Statement specifying such records as Tenant reasonably desires to review. Such review shall be subject to the continuing condition that Tenant not be in Default, and subject to reasonable scheduling by Landlord during normal business hours at the place or places where such records are normally kept. No later than thirty (30) days after Landlord makes such records available for review, Tenant shall send Landlord notice specifying any exceptions that Tenant takes to matters included in such Statement, Tenant’s detailed reasons for each exception which support a conclusion that such exception properly identifies an error in such Statement, and a complete copy of the review report. Such Statement shall be considered final and binding on Tenant, except as to matters to which exception is taken after review of Landlord’s records in the foregoing manner and within the foregoing times. The foregoing times for sending Tenant’s notices hereunder are critical to Landlord’s budgeting process, and are therefore of the essence of this Paragraph. If Tenant takes timely exception as provided herein, Landlord may seek certification from an independent certified public accountant or financial consultant (who shall be subject to Tenant’s reasonable approval) as to the proper amount of Taxes, Insurance and Expenses or the items as to which Tenant has taken exception. In such case: (i) such certification shall be considered final and binding on both parties (except as to additional amounts not then known or omitted by error), and (ii) Tenant shall pay Landlord for the cost of such certification, unless it shows that Taxes, Insurance and Expenses were overstated by a net amount of five percent (5%) or more. Pending review of such records and resolution of any exceptions, Tenant shall pay the amounts shown on such Statement, subject to credit, refund or additional payment after any such exceptions are resolved.

H. General Payment Matters. Base Rent, Taxes, Insurance, Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith are sometimes herein referred to collectively as “Rent,” and all remedies applicable to the non-payment of rent shall be applicable thereto. Tenant shall pay Rent in good funds and legal tender of the United States of America, together with any applicable sales tax or other taxes on

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Rent as further described in Article 14. Tenant shall pay Rent without any deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws, except as may be expressly provided in this Lease. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s obligations for actual or estimated Taxes, Insurance or Expenses. In no event shall a decrease in Taxes, Insurance or Expenses serve to decrease Base Rent. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to obligations designated by Tenant.

I. Cap On Controllable Expenses. Notwithstanding anything to the contrary contained in this Lease, Landlord hereby agrees that, for purposes of computing Tenant’s obligations for Expenses, increases in Controllable Expenses (as defined below) during the initial Term shall not exceed six percent (6%) of Controllable Expenses (the “Controllable Expense Cap”), on an average, cumulative basis, subject to the following provisions: (i) “Controllable Expenses” for purposes hereof shall mean all Expenses, except that Landlord may exclude therefrom Utility Costs, Taxes and other costs imposed or established by governmental or regulatory authorities and Insurance, (ii) “average, cumulative basis” for purposes hereof shall mean that, if Controllable Expenses either decrease, or increase by less than the foregoing Controllable Expense Cap amount, in any year or years, then Landlord may apply the difference between Controllable Expenses and the Controllable Expense Cap for such year or years so as to increase the Controllable Expense Cap in another year or years, so long as Controllable Expenses do not exceed the foregoing Controllable Expense Cap on an average, cumulative basis during the initial Term, and (iii) this provision is personal to the Tenant first named in this Lease, and shall no longer apply if Tenant assigns this Lease by operation of law or otherwise or subleases all or a material portion of the Premises. For example, if Controllable Expenses increase by 5% in 2003 and 5% in 2004, they could increase by 8% in 2005 because they would not increase by more than 6% per year on an average, cumulative basis, if Controllable Expenses then increase by a further 8% in 2006, they would be limited to the 6% cap amount for purposes of computing Tenant’s obligations for 2006 in order to keep within the 6% average, cumulative increase. If Controllable Expenses then increase by only 4% in 2007, Landlord may include the extra 2% that Landlord was prevented from using in 2006, so long as Tenant’s obligations for Controllable Expenses do not increase by more than 6% per year on an average, cumulative basis.

ARTICLE 4: CONDITION OF PREMISES

A. Condition of Premises. Tenant is currently entitled to enter and occupy the Premises pursuant to the Andcare Sublease and Consent to Sublease and PRI Sublease and Consent to Sublease referred to in Article 2 above, and has inspected, or had an opportunity to inspect, the Premises (and portions of the Property, Systems and Equipment providing access to or serving the Premises), and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except as set forth in the following sentence. Landlord shall, within sixty (60) days after execution and delivery of this Lease by both parties, perform all work necessary to bring the section of drainage piping identified in the email dated April 22, 2003 from Pete Padron of Project Planning and Delivery to Kelly Bolick into compliance with applicable codes.

B. Subsequent Tenant Work. Notwithstanding the foregoing to the contrary, Landlord shall provide an allowance (“Allowance”) of up to $100,000.00 to be used towards reasonable, direct out-of-pocket costs of designing and performing permanent leasehold improvements in the Premises during the period beginning on the date that this Lease has been executed and delivered by both parties and ending on December 31, 2003 (the “Subsequent Tenant Work”). Tenant shall engage its own designers and contractors, and Landlord shall reimburse Tenant based on Tenant’s submission of a customary tenant’s affidavit respecting the work, invoices, paid receipts and other reasonable evidence of payment, and the submission of customary architect’s certificates, lien waivers and affidavits of payment, all reasonably satisfactory to Landlord. Any unused portion of the Allowance shall belong to Landlord. Such Subsequent Tenant Work shall be subject to applicable provisions of the Lease, including Landlord’s

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approval of the contractors and plans for the work under Article 9 of the Lease, and all such work shall also be subject to the approval of Andcare with respect to Suite 148 and PRI and MD with respect to Suite 144 as further provided in the applicable Sublease and Subsublease. Any personal property, trade fixtures or equipment, including, but not limited to, modular or other furniture, and cabling or other items for communications or computer systems, whether or not shown on any plan approved by Landlord, shall be provided by Tenant, at Tenant’s sole cost. Landlord shall be entitled manage the Subsequent Tenant Work and to receive an administrative fee equal to three percent (3%) of all other amounts included in the cost of the Subsequent Tenant Work. There shall be no postponement of any Commencement Date or abatement of Rent as a result of any Subsequent Tenant Work or delays in substantially completing the same, under any circumstances.

ARTICLE 5: QUIET ENJOYMENT

Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, Tenant shall hold the Premises during the Term free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.

ARTICLE 6: UTILITIES AND SERVICES

A. Tenant To Obtain Utilities and Services. Tenant shall obtain in Tenant’s own name and pay the utility company or other provider directly for all utilities and services furnished to or for the Premises, including without limitation, electricity, gas, water, sewer, steam, fire protection, telephone and other communication services, utilities for heating, ventilating and air-conditioning (“HVAC”), alarm and other security services, pest and rodent control, janitorial, cleaning and trash collection, including ail connection, disconnection and maintenance charges, deposits, taxes or fees therefor. Landlord reserves the right to designate the companies that shall provide utility services. Notwithstanding the foregoing or any other provision of this Lease to the contrary, Landlord reserves the right to provide water, sewer, HVAC and other services for the Building or Property, and to require that Tenant pay Tenant’s Share thereof as part of Expenses.

B. Intentionally omitted.

C. Installation, Connection and Use of Utility Equipment. Tenant shall install and connect all equipment and lines required to supply such utilities to the extent not already available at or serving the Premises, or at Landlord’s option shall repair, alter or replace any such existing items (or Tenant shall share the costs thereof for any HVAC unit or other equipment shared with other tenants as described in Article 8). Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The maintenance and repair of all such items shall be as further provided in Article 8, and the installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for alterations of the Premises set forth in Article 9. Tenant shall ensure that ail HVAC equipment is operated at all times in a manner to prevent roof leaks, damage or noise due to vibrations or improper installation, maintenance or operation. Tenant shall keep the Premises sufficiently heated to avoid freezing of pipes.

D. Interruptions. Landlord shall not be liable in damages or otherwise for any failure or interruption of Tenant’s utilities or services, and Tenant shall not be entitled to terminate this Lease or abate any portion of the Rent due under the Lease as a result of such failure or interruption.

E. Abatement of Rent. Notwithstanding Paragraph D above to the contrary, if: (a) any services or utilities are interrupted or discontinued as a result of Landlord’s negligence (and not caused by Tenant or its employees, agents or contractors), and Tenant is unable to and does not use, the Premises as a result of such interruption or discontinuance, and (b) Tenant shall have given written notice respecting such interruption or discontinuance to Landlord, and Landlord shall have failed to cure such interruption or discontinuance within three (3) consecutive business days after receiving such notice,

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Base Rent hereunder shall thereafter be abated until such time as such services or utilities are restored or Tenant begins using the Premises again, whichever shall first occur. Notwithstanding anything to the contrary contained herein, if Tenant, or its contractors, or their respective officers, employees, contractors, invitees or agents, delay Landlord in restoring the utilities or services, Landlord shall have additional time to complete the restoration equal to such delay and Tenant shall pay Landlord all Rent for the period of such delay.

ARTICLE 7: USE, COMPLIANCE WITH LAWS, AND RULES

A. Use of Premises. Tenant shall use the Premises only for the permitted use identified in Article 1, and no other purpose whatsoever, subject to the other provisions of this Article and this Lease. Unless expressly permitted in Article 1, Tenant shall not use or permit the Premises to be used as a: (i) telemarketing “boiler-room,” or call center operation, (ii) “executive suite” or “legal suite” multi-party shared offices operation, (iii) travel agency or reservation center, (iv) computerized vehicle sales, loan or “finder” service, (v) social-welfare office or governmental, quasi-governmental, trade association or union office or activities, (vi) employment, placement, recruiting or clerical support agency, (vii) radio or television studio or broadcasting or recording facility, or (viii) school, educational facility or training center (except for training that is minor and ancillary and does not require parking in excess of code requirements for the Building).

B. Compliance With Laws. Tenant shall comply with all Laws relating to the Premises and Tenant’s use of the Premises and Property, and shall promptly reimburse Landlord for any expenses Landlord incurs for work or other matters relating to areas outside of the Premises in order to comply with Laws as a result of Tenant’s use of the Premises or Property; provided, Tenant shall not be required by this provision to perform structural improvements to the Premises that involve a significant capital expenditure and will result in a benefit to Landlord extending beyond the Term, as it may be extended, unless required by a Law pertaining to: (i) Tenant’s particular use of the Premises (as opposed to a Law that applies to all tenants in general), (ii) Work performed by or for Tenant or any Transferee (i.e. excluding any improvements or work that Landlord is required to perform under this Lease), or (iii) other acts or omissions of Tenant or any Transferee.

C. Rules. Tenant shall comply with the Rules set forth in Exhibit B attached hereto (the “Rules”). Landlord shall have the right, by notice to Tenant, to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Property, or the promotion of safety, care, efficiency, cleanliness or good order therein, provided that such new or supplemental rule(s) do not materially decrease Tenant’s rights under this Lease or materially increase Tenant’s costs or monetary obligations. Tenant shall be required to comply with any such new or amended rules if Tenant receives a copy thereof. Although Landlord shall not discriminate against Tenant in the enforcement of the Rules, nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of Laws or the Rules by any other tenant or visitor of the Property, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance.

D. Other Requirements. So long as Tenant receives written notification of the applicable requirements, Tenant shall not use or permit the Premises or Property to be used in a way that will: (i) violate the commercially reasonable requirements of Landlord’s insurers, the American Insurance Association, or any board of underwriters, (ii) cause a cancellation of Landlord’s policies, impair the insurability of the Property, or increase Landlord’s premiums, provided Tenant is given written notice and a reasonable opportunity to alter its use of the Premises to prevent the foregoing (any such increase shall be paid by Tenant, to the extent Landlord provides Tenant with reasonable evidence that Tenant is responsible for such increase, without such payment being deemed permission to continue such activity or a waiver of any other remedies of Landlord), or (iii) violate the commercially reasonable requirements of any Lenders, the certificates of occupancy issued for the Premises or the Property, or any other requirements, covenants, conditions or restrictions affecting the Property at any time.

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ARTICLE 8: MAINTENANCE AND REPAIRS

A. Tenant Maintenance and Repairs. Tenant shall keep and maintain the Premises in good and sanitary condition, working order and repair, in compliance with all applicable Laws as described in Article 7, and as required under other provisions of this Lease (including the Rules), including any carpet and other flooring material, paint and wall-coverings, entrances, entry and interior doors, windows, ceilings, interior sides of demising walls and all interior walls and partitions, lighting fixtures (including bulbs, tubes and ballasts), refrigeration systems and equipment, interior drainage systems, plumbing fixtures and equipment, lines for water and sewer exclusively serving the Premises (including free flow up to the common sewer line), dock boards, dock levelers and/or dock bumpers, overhead truck doors, keys and locks, fire extinguishers, trade fixtures, alterations, improvements, and systems and equipment in or exclusively serving the Premises whether installed by Landlord or Tenant, all subject to normal wear and tear. In the event that any repairs, maintenance or replacements are required, Tenant shall promptly notify Landlord and arrange for the same either: (i) through Landlord for such reasonable charges as Landlord may establish from time to time, payable within thirty (30) days after billing, or (ii) at Landlord’s option, by engaging such contractors as Landlord shall first designate or approve in writing to perform such work, all in a first class, workmanlike manner approved by Landlord in advance in writing and otherwise in compliance with Article 9 respecting “Work”. Tenant shall promptly notify Landlord concerning the necessity for any repairs or other work hereunder and upon completion thereof. Tenant shall pay Landlord for any repairs, maintenance and replacements to areas of the Property outside the Premises caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or otherwise by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything in this Lease).

B. HVAC Maintenance. Tenant shall enter annual, written HVAC maintenance contracts at Tenant’s sole cost with competent, licensed contractors reasonably approved or designated by Landlord (unless Landlord elects from time to time in writing to make such arrangements directly, in which case, Landlord may include such costs in Expenses), Such contracts to be entered into by Tenant shall include, and Tenant shall require that such contractors provide: (i) inspection, cleaning and testing at least semi-annually (or more frequently if required by applicable Law or if reasonably required by Landlord), (ii) any servicing, maintenance, repairs and replacements of filters, belts or other items determined to be necessary or appropriate as a result of such inspections and tests, or by the manufacturers’ warranty, service manual or technical bulletins, or otherwise required to ensure proper and efficient operation, including emergency work, (iii) all other work as shall be reasonably required by Tenant, Landlord or Landlord’s insurance carriers, (iv) a detailed record of all services performed, and (v) an annual service report at the end of each calendar year (Tenant shall provide Landlord with a copy of such annual reports promptly upon Tenant’s receipt thereof). Not later than ten (10) days after the Commencement Date and annually thereafter, Tenant shall provide Landlord with a copy of all maintenance contracts required hereunder, and written evidence reasonably satisfactory to Landlord that the annual fees therefor have been paid. Such maintenance contracts shall not be deemed to limit Tenant’s general obligations to keep any HVAC equipment and other systems and equipment hereunder in good working order, repair and condition as further described in Paragraph A, above.

Notwithstanding the foregoing, it is understood and agreed that with respect to the costs of any maintenance, repairs or replacements to the HVAC system which are not covered by the annual maintenance contracts described in the preceding paragraph, any costs in excess of $200 per unit per year shall be paid by Landlord, unless Landlord elects, at its cost, to replace any unit(s) in which case Tenant shall thereafter be responsible for all costs for such new unit(s).

C. Landlord Maintenance and Repairs. Landlord shall keep the roof, roof membrane, foundation, structural components of exterior walls of the Premises, and common areas of the Property, in good and sanitary condition, working order and repair (the cost of which shall be included in Expenses to the extent permitted in the definition thereof in Article 30). As conditions to Landlord’s repair obligations, Tenant shall give Landlord reasonable prior notice of the necessity for such repairs, and any damage shall not have been caused by any act or omission of Tenant or any other occupant of the Premises, or any of

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their employees, agents, invitees or contractors. Notwithstanding the foregoing, for any damage which shall have been caused by any act or omission of Tenant or any other occupant of the Premises, or any of their employees, agents, invitees or contractors, Landlord shall repair such damage but reserves the right to charge Tenant for the cost of such repair.

ARTICLE 9: ALTERATIONS AND LIENS

A. Alterations and Approval. Tenant shall not attach any fixtures, equipment or other items to the Premises, or paint or make any other additions, changes, alterations or improvements to the Premises or the Systems and Equipment serving the Premises (all such work is referred to collectively herein as the “Work”), without the prior written consent of Landlord. Landlord shall not unreasonably withhold or delay consent, except that Landlord reserves the right to withhold consent in Landlord’s sole discretion for Work affecting the structure, safety, efficiency or security of the Property or Premises, the Systems and Equipment, or the appearance of the Premises from any common or public areas. Landlord may only require removal of Work installed by or for Tenant as provided under Article 23. Notwithstanding the foregoing to the contrary, Tenant may perform cosmetic Work in the Premises (i.e. consisting of paint, carpeting and/or wall-coverings), without Landlord’s consent and without paying Landlord’s fee described below, provided: (i) Tenant shall give reasonable advance notice to, and shall coordinate the scheduling of such Work with, Landlord, (ii) such Work shall not cost more than $10,000 in the aggregate in any twelve (12) month period, and (iii) such Work shall be subject to all other provisions of this Lease, including, but not limited to, the other provisions of this Article and the Rules attached hereto as Exhibit B.

B. Approval Conditions. Landlord reserves the right to impose reasonable requirements as a condition of such consent or otherwise in connection with the Work, including requirements that Tenant: (i) use parties contained on Landlord’s approved list (if reputable and available on commercially reasonable terms) or submit for Landlord’s prior written approval the names, addresses and background information concerning all architects, engineers, contractors, subcontractors and suppliers Tenant proposes to use, (ii) submit for Landlord’s written approval detailed plans and specifications prepared by licensed and competent architects and engineers, (iii) obtain and post permits, (iv) provide additional insurance, bonds and/or other reasonable security and/or documentation protecting against damages, liability and liens, (v) use union labor (if failure to use union labor would cause strikes, picketing or other labor disharmony at the Property), (vi) permit Landlord or its representatives to inspect the Work at reasonable times, and (vii) comply with such other reasonable requirements as Landlord may impose concerning the manner and times in which such Work shall be done. If Landlord consents, inspects, supervises, recommends or designates any architects, engineers, contractors, subcontractors or suppliers, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with the plans and specifications or any Laws.

C. Performance of Work. All Work shall be performed: (i) in a thoroughly first class, professional and workmanlike manner, (ii) only with materials that are new, high quality, and free of material defects, (iii) only by parties, and strictly in accordance with plans, specifications, and other matters/approved or designated by Landlord in advance in writing, (iv) so as not to adversely affect the Systems and Equipment or the structure of the Property, (v) diligently to completion and so as to avoid any disturbance, disruption or inconvenience to other tenants and the operation of the Property, and (vi) in compliance with all Laws, the Rules and other provisions of this Lease, and such other reasonable requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Landlord may require that any floor, wall or ceiling coring work or penetrations OF use of noisy or heavy equipment which may interfere with the conduct of business by other tenants be performed at times other than normal building hours (at Tenant’s sole cost). If Tenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, Landlord shall have the right to temporarily stop the applicable portions of the Work pending Tenant’s cure of such failure. Upon completion of any Work hereunder, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials.

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D. Liens. Tenant shall pay all costs for the Work when due. Tenant shall keep the Property, Premises and this Lease free from any mechanic’s, materialman’s, architect’s, engineer’s or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with any Work. If contemplated under applicable statutory procedures, Tenant shall post and record appropriate notices of non-responsibility on behalf of Landlord, and shall give Landlord notice at least ten (10) days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording any other notices of non-responsibility. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by bond or otherwise within thirty (30) days after Landlord provides notice. If Tenant fails to do so, Landlord may pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. Nothing contained in this Lease shall authorize Tenant to do any act that subjects Landlord’s title to, or any Lender’s interest in, the Property or Premises to any such claims, liens or encumbrances, or stop or violation notices, whether claimed pursuant to statute or other Law or express or implied contract.

E. Landlord’s Fees and Costs. Tenant shall pay Landlord a fee for reviewing, scheduling, monitoring, supervising, and providing access for or in connection with the Work, in an amount equal to three percent (3%) of the total cost of the Work (including costs of plans and permits therefor), and Landlord’s reasonable out-of-pocket costs, including any costs for security, utilities, trash removal, temporary barricades, janitorial engineering, architectural or consulting services, and other matters in connection with the Work, payable within thirty (30) days after billing; provided, such percentage fee under this Paragraph 9.E shall not apply to minor cosmetic Work costing less than $10,000, or to the Work under Exhibit C (which shall be governed by the provisions thereof).

ARTICLE 10: INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS

A. Required Insurance. Tenant shall maintain during the Term: (i) commercial general liability (“CGL”) insurance, with limits of not less than $1,000,000 for personal injury, bodily injury or death, and property damage or destruction (including loss of use thereof), combined single limit, for any one occurrence, and $2,000,000 in the aggregate per policy year, with endorsements: (a) for contractual liability covering Tenant’s indemnity obligations under this Lease, and (b) adding Landlord, the management company for the Property, and other parties reasonably designated by Landlord, as additional insureds, (ii) environmental impact liability insurance (“EIL”) in the amount of at least $1,000,000 per claim (and which shall apply to claims made during the Term and for a period of at least 12 months thereafter), and (iii) primary, noncontributory, extended coverage or “all-risk” property damage insurance (including installation floater insurance during any alterations or improvements that Tenant makes to the Premises) covering any alterations or improvements beyond any work or allowance provided by Landlord under this Lease, and Tenant’s personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption (for at least nine (9) months), and other insurable risks for not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant (subject to reasonable deductible amounts). Landlord agrees to maintain, as part of Expenses, during the Term, commercial general liability insurance, and property damage insurance on the Property, covering such risks and in such amounts as Landlord shall deem commercially reasonable, and such other insurance as Landlord shall deem commercially reasonable (subject to such deductibles, self-insurance retention amounts, blanket and umbrella policy arrangements or other features as Landlord deems commercially reasonable); provided (i) such commercial general liability insurance shall be at least One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) general aggregate, and (ii) such property damage insurance shall cover the Building, and leasehold improvements to the extent provided or paid for by Landlord, and shall be in the amount of full replacement cost, excluding basements, footings and foundations (subject, in each case, to such deductibles, self-insurance retention amounts, blanket and umbrella policy arrangements or other features as Landlord deems commercially reasonable).

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B. Certificates and Other Matters. Tenant shall provide Landlord with certificates evidencing the coverage required hereunder prior to the Commencement Date. Such certificates shall state that such insurance coverage may not be reduced, canceled or allowed to expire without at least thirty (30) days’ prior written notice to Landlord, and shall include, as attachments, originals of the additional insured endorsements to Tenant’s CGL policy required above. Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Tenant’s insurance policies shall be primary to all policies of Landlord and any other additional insureds (whose policies shall be deemed excess and non-contributory). All insurance required hereunder shall be provided by responsible insurers licensed in the State in which the Property is located, and shall have a general policy holder’s rating of at least A- and a financial rating of at least X in the then current edition of Best’s Insurance Reports. Landlord disclaims any representation as to whether the foregoing coverages will be adequate to protect Tenant.

C. Mutual Waiver of Claims and Subrogation. The parties hereby mutually waive all claims against each other for all losses covered or required to be covered hereunder by their respective insurance policies, and waive all rights of subrogation of their respective insurers; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies. SUCH MUTUAL WAIVER OF CLAIMS SHALL APPLY REGARDLESS OF THE NEGLIGENCE OF THE OTHER PARTY OR ITS AFFILIATES, AGENTS OR EMPLOYEES. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder.

ARTICLE 11: CASUALTY DAMAGE

A. Restoration. Tenant shall promptly notify Landlord of any damage to the Premises by fire or other casualty. If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the same condition as prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Lender, any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant’s furniture, furnishings, fixtures, systems or equipment, or any alterations or improvements in excess of any work or allowance provided by Landlord under this Lease. Tenant shall reasonably cooperate in approving any plans for repairs to the Premises hereunder, and in vacating the Premises to the extent reasonably required to avoid any interference or delay in Landlord’s repair work. Promptly following completion of Landlord’s work, Tenant shall repair and replace Tenant’s furniture, furnishings, fixtures, systems or equipment, and any alterations or improvements made by Tenant in excess of those provided by Landlord, subject to and in compliance with the other provisions of this Lease.

B. Abatement of Rent. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent from the date of the casualty through the date that Landlord substantially completes Landlord’s repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant or any other Person occupying the Premises through or under Tenant, or any of their agents, employees, invitees, Transferees and contractors), provided such abatement shall apply only to the extent the Premises are untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof, based proportionately on the square footage of the Premises so affected and not used.

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C. Termination of Lease by Landlord. Notwithstanding the foregoing to the contrary, in lieu of performing the restoration work, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Premises), if the Property shall be materially damaged by the intentional misconduct of Tenant or its Transferees or their respective agents, employees or contractors, or if the Property shall be damaged by fire or other casualty or cause such that: (i) repairs to the Premises and access thereto cannot reasonably be completed within 120 days after the casualty without the payment of overtime or other premiums, (ii) more than twenty-five percent (25%) of the Premises is affected by the damage and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term, (iii) any Lender shall require that the insurance proceeds or any material portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or the damage is not fully covered, except for reasonable deductible amounts, by Landlord’s insurance policies, or (iv) the cost of the repairs, alterations, restoration or improvement work would exceed thirty-five percent (35%) of the replacement value of the Building (whether or not the Premises are affected by the damage). Tenant agrees that the abatement of Rent provided herein shall be Tenant’s sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to perform repairs or terminate the Lease by reason of damage to the Premises or Property, except as provided in Section D below.

D. Termination of Lease By Tenant. Notwithstanding Paragraph C above to the contrary, Tenant may terminate this Lease if Tenant is unable to use all or a substantial portion of the Premises as a result of fire or other casualty not caused by Tenant or its employees or agents, and: (i) Landlord fails to commence the restoration work within forty-five (45) days after the damage occurs, or (ii) such work is estimated (which estimate Landlord shall provide within sixty (60) days following the casualty), to take more than 120 days to substantially complete after being commenced, or (iii) Landlord fails to substantially complete such work within 120 days after commencing the same, or (iv) more than 25% of the Premises is affected by the damage, and fewer than 12 months remain in the Term. In order to exercise any of the foregoing termination rights, Tenant must send Landlord at least thirty (30) days (but not more than 120 days) advance notice specifying the basis for termination, and such notice must be given no later than fifteen (15) days following the occurrence of the condition serving as the basis for the termination right invoked by Tenant. Such termination rights shall not be available to Tenant if: (a) Landlord substantially completes the repairs to the Premises and access thereto within fifteen (15) days after Tenant’s notice, or (b) Landlord provides Tenant with new premises under Article 20 or otherwise and access thereto within thirty (30) days after Tenant’s notice. Notwithstanding anything to the contrary contained herein, if Tenant, or its officers, employees, contractors, invitees or agents delay Landlord in performing the repairs, Landlord shall have additional time to complete the work equal to such delay and Tenant shall pay Landlord all Rent for the period of such delay.

ARTICLE 12: CONDEMNATION

If at least twenty-five percent (25%) of the rentable area of the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use (“Condemnation”), including any temporary taking for a period of one year or longer, then either Landlord or Tenant may elect to terminate this Lease effective on the date possession for such use is so taken, by giving notice to the other party no later than one hundred and twenty (120) days after receiving notice of the filing of the Condemnation. If: (i) less than the foregoing amount of the Premises is taken, but the taking includes or affects a material portion of the Building or Property, or Landlord’s economical operation thereof, or (ii) the taking is temporary and will be in effect for less than the foregoing period but more than thirty (30) days, then in either such event, Landlord may elect to terminate this Lease upon at least thirty (30) days’ prior notice to Tenant. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall be abated for the period of the taking, and Landlord may seek a condemnation award therefor (and the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Premises is permanently taken, the Rent shall be proportionately abated based on the square footage of the Premises so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation

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and Tenant hereby assigns to Landlord any interest therein for the value of Tenant’s unexpired leasehold estate or any other claim and waives any right to participate therein, except that Tenant shall have the right to file any separate claim available to Tenant for moving expenses and any taking of Tenant’s personal property, provided such award is separately payable to Tenant and does not diminish the award available to Landlord or any Lender.

ARTICLE 13: ASSIGNMENT AND SUBLETTING

A. Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of Law or otherwise, (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than 180 days after Tenant’s notice), (b) the portion of the Premises to be Transferred (herein called the “Subject Space”), (c) the terms of the proposed Transfer and the consideration therefor, the name, address and background information concerning the proposed Transferee, and a true and complete copy of all proposed Transfer documentation, (d) financial statements (balance sheets and income/expense statements for the current and prior year) of the proposed Transferee, in form and detail reasonably satisfactory to Landlord, certified by an officer, partner or owner of the Transferee, or (e) any other reasonable information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space or as Landlord may reasonably request. Any Transfer made without complying with this Article shall, at Landlord’s option, be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay $500 towards Landlord’s review and processing expenses, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after Landlord’s written request (provided, Landlord’s current policy is to handle such matters with in-house counsel, to the extent that the in-house staff has time, in which case no legal fees will be charged).

B. Approval. Landlord will not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant’s notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality or nature of the Property or other tenants of the Property, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, would result in more than a reasonable number of occupants, or would require increased services by Landlord, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes in compliance with Laws, (iv) the Transferee is a government, or agency or instrumentality thereof, (v) the Transferee or any affiliate thereof is an occupant of the Property (or of any complex in which the Property is located) or has negotiated to lease space in the Property (or in such complex) from Landlord during the prior four (4) months (unless Landlord is unable to provide office space of the approximate number of square feet of rentable area (plus or minus ten percent) required by such party at the Property (or in such complex), and Tenant can provide such size space within the Premises), (vi) the Transferee does not have, in Landlord’s good faith determination, satisfactory references or a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vii) the Transfer involves a partial or collateral assignment, mortgage or other encumbrance on this Lease, a sub-sublease or assignment of a sublease, (viii) the Transfer would cause Landlord to be in violation of any Laws or any other lease, Mortgage or agreement to which Landlord is a party, or would give a tenant of the Property a right to cancel its lease, or (ix) Tenant has committed and failed to cure a Default. If Tenant disagrees with Landlord’s decision to deny approval, Tenant’s sole remedy shall be to seek immediate declaratory and injunctive relief, and to recover attorneys’ fees and costs as a prevailing party under Article 17.

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C. Transfer Premiums. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall retain fifty percent (50%) of any Transfer Premium, and shall pay Landlord fifty percent (50%) of any Transfer Premium, derived by Tenant from such Transfer. “Transfer Premium” shall mean: (i) for a lease assignment, all consideration paid or payable therefor, and (ii) for a sublease, all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred). In any such computation, Tenant: (a) may subtract any reasonable direct out-of-pocket costs incurred in connection with such Transfer, such as advertising costs, brokerage commissions, attorneys’ fees and leasehold improvements for the Subject Space, and (b) shall include in the “Transfer Premium” any so-called “key money” or other bonus amount paid by Transferee to Tenant, and any payments in excess of fair market value for services rendered by Tenant to Transferee or in excess of fair market value for assets, fixtures, inventory, equipment or furniture transferred by Tenant to Transferee. Tenant shall pay the percentage of the Transfer Premium due Landlord within thirty (30) days after Tenant receives any Transfer Premium.

D. Recapture. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving notice to Tenant within thirty (30) days after receipt of Tenant’s notice of any proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space, as the case may be, as of the date stated in Tenant’s notice as the effective date of the proposed Transfer (or at Landlord’s option, such notice shall cause the Transfer to be made to Landlord or its agent or nominee, in which case the parties shall execute reasonable Transfer documentation promptly thereafter). If this Lease shall be canceled with respect to less than the entire Premises, the Rent herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party the parties shall execute written confirmation of the same. Tenant shall surrender and vacate the Subject Space when required hereunder in accordance with Article 23, and any failure to do so shall be subject to Article 24. Notwithstanding the foregoing to the contrary, Landlord’s recapture rights hereunder shall not apply with respect to any sublease: (a) to a Tenant Affiliate as hereinafter defined, or (b) to a non-Tenant Affiliate where Tenant is not, and will not as a result of such sublease, be subleasing more than thirty percent (30%) of the rentable area of the Premises, in the aggregate, to non- Tenant Affiliates, unless: (i) the sublease for a non-Tenant Affiliate is for a term that will be in effect during all or most of the remainder of the then current term of this Lease, or (ii) fewer than twelve (12) months will then remain in the Term on the commencement date of such sublease for the non-Tenant Affiliate. The term “ Tenant Affiliate “ as used herein shall mean any party which directly or indirectly: (i) wholly owns or controls Tenant, (ii) is wholly owned or controlled by Tenant, or (iii) is under common ownership or control with Tenant, or (iv) into which Tenant is merged, consolidated or reorganized, or to which all or substantially all of Tenant’s assets are sold.

E. Terms of Consent. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including Tenant’s liability for the Subject Space, shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease other space, any such rights being deemed personal to the initial Tenant, (iv) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (v) Tenant shall furnish a statement setting forth in detail the computation of any Transfer Premium that Tenant has derived and shall derive from such Transfer. Landlord or its representatives shall have the right at reasonable times to audit the books, records and papers of Tenant and any Transferee relating to any Transfer, and to make copies thereof. If a Transfer Premium is found understated, Tenant shall pay the deficiency within thirty (30) days after billing (and if understated by more than five percent (5%), Tenant shall include with such payment Landlord’s reasonable costs of such audit). Any sublease hereunder shall be subordinate and subject to the

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provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, whether based on Default or mutual agreement, Landlord shall have the right to: (a) deem such sublease as merged and canceled and repossess the Subject Space by any lawful means, or (b) require that such subtenant attorn to and recognize Landlord as its landlord under such sublease with respect to obligations arising thereafter, subject to the terms of Landlord’s standard form of attornment documentation. If Tenant shall commit a Default under this Lease, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply toward Tenant’s obligations under this Lease).

F. Certain Transfers. For purposes of this Lease, the term ‘Transfer” shall also include, and all of the foregoing provisions shall apply to: (i) the conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership, (ii) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members, or a transfer of a majority of partnership or membership interests, within a twelve month period, or the dissolution of the partnership or company, and (iii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve month period: (a) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or (b) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant’s net assets. Notwithstanding the foregoing to the contrary, a transaction described in this Article 13.F shall not be deemed to be a Transfer requiring Landlord’s consent so long as, after the transaction, Tenant or the surviving entity (as the case may be) shall own all or substantially all of the business and assets of Tenant (including the assignment of this Lease to and assumption of this Lease by any such surviving entity) and so long as such transaction is not for the express purpose of avoiding Landlord’s consent but is made in good faith for bona fide business reasons of Tenant.

ARTICLE 14: PERSONAL PROPERTY, RENT AND OTHER TAXES

Tenant shall pay, prior to delinquency, all taxes, charges or other governmental impositions assessed against or levied upon all fixtures, furnishings, personal property, built-in and modular furniture, and systems and equipment located in or exclusively serving the Premises, notwithstanding that certain such items may become Landlord’s property under Article 23 upon termination of the Lease. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord Tenant’s share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Tenant’s property. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered in connection herewith, but shall not be required to pay any income tax of Landlord.

ARTICLE 15: LANDLORD’S REMEDIES

A. Default. The occurrence of any one or more of the following events shall constitute a “Default” by Tenant and shall give rise to Landlord’s remedies set forth in Paragraph B below: (i) failure to make when due any payment of Rent, unless such failure is cured within ten (10) days after notice; (ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Articles hereof, or otherwise within a reasonable time, but in no event more than thirty (30) days following notice (provided, if the nature of Tenant’s failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period, and diligently seeks and keeps Landlord reasonably

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advised of efforts to cure such failure to completion); (iii) failure to cure immediately upon notice thereof any condition which is hazardous, interferes with another tenant or the operation or leasing of the Property, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates, (iv) violating Article 13 respecting Transfers, or abandoning the Premises (“abandonment” under this Lease shall mean vacating or failing to occupy the Premises for more than thirty (30) days while Tenant is in Default for failure to pay Rent), or (v) (a) making by Tenant or any guarantor of this Lease (“Guarantor”) of any general assignment for the benefit of creditors, (b) filing by or for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within thirty (30) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease, (e) Tenant’s or any Guarantor’s convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, (f) Tenant’s or any Guarantor’s insolvency or failure, or admission of an inability, to pay debts as they mature, or (g) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord or any affiliate thereof which is not cured within the time permitted for cure thereunder. The notice and cure periods herein are intended to satisfy and run concurrently with any notice and cure periods provided by Law, and shall not be in addition thereto.

B. Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law:

(1) Landlord may in accordance with applicable Law terminate Tenant’s right of possession, peaceably reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease (except as required by Law), and recover from Tenant: (i) any unpaid Rent as of the termination date, (ii) the amount by which: (a) any unpaid Rent which would have accrued after the termination date during the balance of the Term exceeds (b) the reasonable rental value of the Premises under a lease substantially similar to this Lease, taking into account, among other things, the condition of the Premises, market conditions, the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and Costs of Reletting (as defined in Paragraph G below) that Landlord may incur in order to enter into such replacement lease, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant’s failure to perform its obligations under this Lease. For purposes of computing the amount of Rent that would have accrued after the termination date, Tenant’s obligations for Taxes, Insurance and Expenses shall be projected based on the average increase from the Commencement Date through the termination date. The amounts computed in accordance with the foregoing subclauses (a) and (b) shall be discounted in accordance with accepted financial practice at five percent (5%) per annum to the then present value.

(2) Landlord may in accordance with applicable Law terminate Tenant’s right of possession, peaceably reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease (except as required by Law), and recover from Tenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid Rent which thereafter accrues during the Term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied pursuant to Paragraph G, below, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant’s failure to perform its obligations under this Lease, including all Costs of Reletting (as defined in Paragraph G below). Tenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Tenant’s right to possession as provided herein, Landlord may terminate this Lease as provided in clause (1) above by notice to Tenant and may pursue such other remedies as may be available to Landlord under this Lease or Law.

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C. Mitigation of Damages. If Landlord terminates this Lease or Tenant’s right to possession, Landlord shall use reasonable efforts to mitigate Landlord’s damages, and Tenant may submit proof of such failure to mitigate as a defense to Landlord’s claims for Rent, subject to the following clarifications: (i) Landlord shall not be required to use greater efforts or lower standards than Landlord generally uses to lease other space at the Property, (ii) Landlord will not have failed to mitigate if Landlord or its affiliates lease other portions of the Property or other projects in the vicinity before reletting the Premises, provided that Landlord shall not discriminate against the Premises in its re-letting efforts, (iii) any failure to mitigate during any period shall reduce the Rent and other amounts to which Landlord is entitled by the reasonable rental value of the Premises during such period taking into account the factors described in clause B(1) above, (iv) in recognition that the value of the Property depends on the rental rates and terms of leases therein, Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below the then-current fair market rent for new leases of comparable space at the Property, as reasonably determined by Landlord, shall not constitute a failure to mitigate, and (v) until Landlord terminates this Lease or Tenant’s right to possession, Landlord shall have no obligation to mitigate and may permit the Premises to remain vacant or abandoned; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease pursuant to Article 13.

D. Reletting. If this Lease or Tenant’s right to possession is terminated in accordance with the terms of this Lease, or Tenant abandons the Premises, Landlord may: (i) peaceably enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord’s sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord’s sole discretion, directly or as Tenant’s agent (if permitted or required by applicable Law). The consideration received from such reletting shall be applied pursuant to the terms of Paragraph G hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to Paragraph C and the other provisions hereof.

E. Late Charges, Interest, and Returned Checks. Tenant shall pay, as additional Rent, a service charge of Two Hundred Fifty Dollars ($250.00) or five percent (5%) of the delinquent amount, whichever is greater, if any portion of Rent is not received within ten (10) days after due. Any Rent not paid within thirty (30) days after due shall also accrue interest from the due date at the Default Rate until paid. Such service charges and interest payments shall not be consent by Landlord to late payments, nor a waiver of Landlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. If Landlord receives two (2) or more checks that are returned by Tenant’s bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier’s checks (without limiting Landlord’s other remedies). All bank service charges resulting from any returned checks shall be borne by Tenant. Notwithstanding the foregoing to the contrary, Landlord shall not impose late charges on the first late payment in any period of twelve (12) consecutive full calendar months; provided, this limitation on late charges is granted as a special accommodation and a personal right, and shall no longer apply in the event of any assignment of this Lease.

F. Other Remedies. If Tenant fails to perform any obligation within the time required under this Lease (including any applicable notice and cure period hereunder except in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional Rent, for all expenses incurred by Landlord in performing such obligation together with an amount equal to ten percent (10%) thereof for Landlord’s overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord’s performance of Tenant’s obligations hereunder shall not be deemed a waiver or release of Tenant therefrom. Landlord’s remedies set forth above are distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Lease. Without limiting the generality of the foregoing, Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and (ii) sue for and collect any unpaid Rent which has accrued.

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G. Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, reletting, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, nor shall the same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express notice of such intention is sent by Landlord to Tenant (and if applicable Law permits, and Landlord shall not have expressly terminated this Lease in writing, then any termination shall be deemed a termination of Tenant’s right of possession only). Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord’s right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied at Landlord’s option: (i) first, to the Costs of Reletting, (ii) second, to the payment of all costs of enforcing this Lease against Tenant or any Guarantor, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord). “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord for any repairs or other matters described in Paragraph D above, brokerage commissions, advertising costs, reasonable attorneys’ fees, and any other costs and incentives incurred in order to enter into leases with replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which involves the payment of money by Landlord to Tenant, or the performance of alterations or improvements to the Premises, while Tenant is in Default hereunder. Tenant agrees that the notice and cure rights set forth herein contain the entire agreement of the parties respecting such matters, and hereby waives any right otherwise available under any Law to redeem or reinstate this Lease or Tenant’s right to possession after this Lease or Tenant’s right to possession is properly terminated hereunder.

ARTICLE 16: SECURITY DEPOSIT

Tenant shall deposit with Landlord the amount set forth in Article 1 (“Security Deposit”), upon Tenant’s execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the provisions of this Lease. If Tenant commits a Default, or owes any amounts to Landlord upon the expiration or earlier termination of this Lease (including estimated amounts under Article 3, which shall remain subject to reconciliation against actual amounts as further provided therein), Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant’s obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit not used or applied hereunder shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease) within sixty (60) days after Tenant (or such assignee) has vacated the Premises in accordance with Article 23. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the Security Deposit shall thereupon be proportionately increased. Tenant shall not assign, pledge or otherwise transfer any interest in the Security Deposit except as part of an assignment of this Lease approved by Landlord under Article 13, and any attempt to do so shall be null and void.

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ARTICLE 17: ATTORNEYS’ FEES AND VENUE

In the event of any litigation or arbitration between the parties relating to this Lease, the Premises or Property (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings), the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs as part of the judgment, award or settlement therein. In the event of a breach of this Lease by either party which does not result in litigation but which causes the non-breaching party to incur attorneys’ fees or costs, the breaching party shall reimburse such reasonable fees and costs to the non-breaching party upon demand. If either party or any of its officers, directors, trustees, beneficiaries, partners, agents, affiliates or employees shall be made a party to any litigation or arbitration commenced by or against the other party and is not at fault, the other party shall pay all reasonable attorneys’ fees and costs incurred by such parties in connection with such litigation. Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease, the Premises or the Property, shall be heard, at Landlord’s option, in the court having jurisdiction located closest to the Property.

ARTICLE 18: SUBORDINATION, ATTORNMENT AND LENDER PROTECTION

Landlord represents that there is no Mortgage encumbering the Property as of the date of this Lease. This Lease is subject and subordinate to all Mortgages hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property; provided, this Lease shall only be subordinate to Mortgages made hereafter if the Lenders thereunder agree to enter into their standard forms of subordination, non-disturbance and attornment agreement with Tenant. Whether before or after any foreclosure or power of sale proceedings are initiated or completed by any Lender or a deed in lieu is granted (or any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party, and recognize such party as Landlord (provided such Lender or purchaser shall agree not to disturb Tenant’s occupancy so long as Tenant does not Default hereunder, on a form of agreement customarily used by, or otherwise reasonably acceptable to, such party). However, in the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (arising prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage by written notice to Tenant, and if the Lender of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant, or shall be effective as of such earlier or later date set forth in such notice. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender’s reasonable control, including time to obtain possession of the Property by appointment of receiver, power of sale or judicial action; provided, such Lender cure period shall not affect Tenant’s express rights under this Lease, including Tenant’s rights to abate Rent and/or terminate this Lease under Articles 6.E, 11.B, 11.D and 12). Except as expressly provided to the contrary herein, the provisions of this Article shall be self-operative; however Tenant shall execute and deliver, within ten (10) days after request therefor, such documentation as Landlord or any Lender may request from time to time, whether prior to or after a foreclosure or power of sale proceeding is initiated or completed, a deed in lieu is delivered, or a ground lease is terminated, in order to further confirm or effectuate the matters set forth in this Article in recordable form.

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ARTICLE 19: ESTOPPEL CERTIFICATES

Tenant shall from time to time, within ten (10) business days after written request from Landlord, execute, acknowledge and deliver a statement certifying (subject to such exceptions or claims as Tenant may properly make and describe therein) the following: (i) this Lease is unmodified, and is valid and in full force and effect, (ii) the Commencement Date, Expiration Date, and rentable area of the Premises, (iii) no Rent has been paid more than one month in advance, and the annual and monthly Base Rent, Tenant’s Share of Taxes, Insurance and Expenses, and current payments thereof, and Security Deposit, (iv) Tenant is in possession of the Premises, and paying Rent on a current basis with no offsets, defenses or claims, (v) there are no uncured defaults on the part of Landlord or Tenant, and no events or conditions which, with the giving of notice or lapse of time or both, would constitute a default by Tenant or Landlord, (vi) Tenant has no options to purchase the Property or terminate this Lease, nor any expansion, reduction or extension rights, (vii) Landlord has satisfied any obligations to perform or reimburse Tenant for any leasehold improvements, and Tenant is not entitled to any Rent abatement period after the date of the certificate, and (viii) certifying such other matters, and including such current financial statements, as Landlord may reasonably request, or as may be requested by Landlord’s current or prospective Lenders, insurance carriers, auditors, and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required/herein, Tenant shall be in Default, and shall be deemed to have agreed with the matters set forth therein (without limiting Landlord’s other remedies).

ARTICLE 20: RIGHTS RESERVED BY LANDLORD

Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

A. General Matters. To: (i) change the name or street address of the Property or designation of the Premises (provided Landlord gives Tenant at least thirty (30) days advance notice, and reimburses Tenant for reasonable costs for reasonable supplies of Tenant’s stationery and business cards that can no longer be used as a result of such change upon reasonable evidence thereof), (ii) install and maintain signs on and about the Property, and grant any other Person the right to do so, (iii) retain at all times, and use in appropriate instances, keys to all doors within and into the Premises, (iv) grant to any Person the right to conduct any business or render any service at the Property, whether or not the same are similar to the use permitted Tenant by this Lease, (v) have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service (and to install or remove such chutes), and (vi) in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof: (a) limit or prevent access to the Property, (b) shut down elevator service, (c) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants of the Property or the protection of the Property and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith).

B. Access To Premises. Subject to the following provisions, to enter the Premises in order to: (i) inspect, (ii) supply cleaning service or other services to be provided Tenant hereunder, (iii) show the Premises to current and prospective Lenders, insurers, purchasers, governmental authorities, and their representatives, and during the last nine (9) months of Tenant’s occupancy, show the Premises to prospective tenants and leasing brokers, and (iv) decorate, remodel or alter the Premises if Tenant abandons the Premises at any time or vacates the same during the last 120 days of the Term (without thereby terminating this Lease), and (v) perform any work or take any other actions under Paragraph C below, or exercise other rights of Landlord under this Lease or applicable Laws. If Tenant requests that any such access occur before or after normal building hours, and Landlord schedules the work accordingly, Tenant shall pay all overtime and other additional costs in connection therewith. In

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connection with any such access to the Premises, except in emergencies or for cleaning or other routine services to be provided to Tenant under this Lease, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant’s on-site manager or other appropriate person, (b) be accompanied at all times by a representative of Tenant (if mutual scheduling thereof is reasonably feasible), and (c) take reasonable steps to minimize any disruption to Tenant’s business.

C. Changes To The Property. Subject to the last sentence of this Paragraph, to; (i) paint and decorate, (ii) perform repairs or maintenance, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise (including freon retrofit work), in and to the Property or any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (other than Tenant’s permitted use under this Lease), including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Property or any other adjoining or adjacent building or buildings, now existing or hereafter constructed. In connection with such matters, Landlord may erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. Notwithstanding anything to the contrary herein, Landlord shall: (a) maintain reasonable access to the Premises, (b) not materially restrict or impair Tenant’s use of the Premises or any rights expressly granted to Tenant under this Lease, and (c) in connection with entering the Premises, comply with the last sentence of Paragraph B above (including subclauses (a) and (b) thereof).

D. New Premises. Intentionally omitted.

ARTICLE 21: LANDLORD’S RIGHT TO CURE

If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days (in non-emergency situations) or ten (10) days (in emergency situations), as applicable, after notice thereof by Tenant (provided, if the nature of Landlord’s failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such applicable period and thereafter diligently seeks to cure such failure to completion). If Landlord shall default and fail to cure as provided herein, Tenant shall have such rights and remedies as may be available to Tenant under applicable Laws, subject to the other provisions of this Lease; provided, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off or abate Rent, or terminate this Lease, except as may be expressly provided in this Lease.

ARTICLE 22: INDEMNIFICATION

Subject to the provisions of Articles 10 and 11, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including reasonable attorneys’ and expert witness fees, and court costs), arising or alleged to arise from: (i) any violation or breach of this Lease or applicable Law by any Tenant Parties (as defined below), (ii) damage, loss or injury to persons, property or business directly or indirectly arising out of any Tenant Party’s use of the Premises or Property, or out of any other act or omission of any Tenant Parties, and (iii) any other damage, loss or injury to persons, property or business occurring in, about or from the Premises, except to the extent that such other damage, loss or injury to persons, property or business is caused by the negligence or intentional misconduct of Landlord or its agents or employees. For purposes of this provision, “Tenant Parties” shall, mean Tenant, any other occupant of the Premises and any of their respective agents, employees, invitees, Transferees and contractors. Subject to Articles 10 and 11 and the other provisions of this Lease, and excluding matters

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covered by Tenant’s foregoing indemnity obligations. Landlord shall defend, indemnify and hold harmless Tenant from and against claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including reasonable attorneys’ and expert witness fees, and court costs) arising in the common areas of the Properly from or relating to any loss of life, damage or injury to persons, property or business to the extent caused by any violation or breach of this Lease or any other negligence, intentional misconduct, or any other act or omission of Landlord or Landlord’s agents or employees.

ARTICLE 23: RETURN OF POSSESSION

A. General Provisions. At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall vacate and surrender possession of the entire Premises in the condition required under Article 8 and the Rules, ordinary wear and tear and casualty damage excepted, shall surrender all keys and key cards, and any parking transmitters, stickers or cards to Landlord, and shall remove all personal property and trade fixtures that may be readily removed without damage to the Premises or Property, subject to the following provisions.

B. Landlord’s Property. Alt improvements, fixtures and other items, including ceiling light fixtures, HVAC equipment, plumbing fixtures, hot water heaters, fire suppression and sprinkler systems, Lines under Article 28, built-in shelves and cabinets, interior partitioning, interior stairs, wall coverings, carpeting and other flooring, blinds, drapes and window treatments, in or serving the Premises, whether installed by Tenant or Landlord, and any other items installed or provided by Landlord or at Landlord’s expense (including any modular furniture provided or paid for by Landlord), shall be Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant, unless Landlord elects otherwise as provided in Paragraph C below.

C. Removal of Items by Tenant. Notwithstanding the foregoing to the contrary, if prior to expiration or earlier termination of this Lease or within thirty (30) days thereafter Landlord so directs by notice, Tenant shall promptly remove such items described in Paragraph B above as are designated in such notice and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner; provided, Landlord shall not require removal of any such items that: (I) already existed in the Premises before this Lease and Tenant’s occupancy of the Premises, or (ii) involve customary leasehold improvements that are installed by or for Tenant pursuant to the provisions of this Lease (including any Exhibit hereto) except to the extent that Landlord reserves the right to require such removal in connection with Landlord’s approval of the plans therefor, or (iii) involve the restoration of lab space to office space.

D. Tenant’s Failure to Remove Items. If Tenant shall fail to remove any items from the Premises as required hereunder, Landlord may do so and Tenant shall pay Landlord’s charges therefor upon demand. All such property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant’s expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant’s right to possession shall, at Landlord’s option, be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

ARTICLE 24: HOLDING OVER

Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% for the first thirty (30) days, and thereafter 200%, of the amount of Rent then applicable prorated on a per diem basis for each day that Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease as required under Article 23, together with all damages (direct and consequential) sustained by Landlord on account thereof; provided, Tenant shall not

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be liable for consequential damages unless Tenant holds over for more than thirty (30) days. Tenant shall pay such amount of Rent monthly in advance (subject to refund of any partial month occupancy prorated on a per diem basis), and such other amounts on demand. The foregoing provisions, and Landlord’s acceptance of any such amounts, shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with ail other ; provisions of this Lease until Tenant properly vacates the Premises, including Article 23), and Landlord shall have such other remedies to recover possession of the Premises as may be available to Landlord under applicable Laws.

ARTICLE 25: NOTICES

Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective unless served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth in Article 1, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be effective when received by the parties at the addresses required herein.

ARTICLE 26: REAL ESTATE BROKERS

Landlord and Tenant hereby mutually: (i) represent and warrant to each other that they have dealt only with the broker, if any, designated in Article 1 (whose commission, if any, shall be paid pursuant to separate written agreement by Landlord) as broker, agent or finder in connection with this Lease, and (ii) agree to defend, indemnify and hold each other harmless from and against any and all claims, demands, losses, liabilities, damages, judgments, costs and expenses (including reasonable attorneys’ and expert witness fees, and court costs), arising or alleged to arise from any breach of their respective foregoing representation and warranty under this Article.

ARTICLE 27: NO WAIVER

No provision of this Lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord’s consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord’s consent or approval respecting any subsequent action. Acceptance of Rent by Landlord directly or through any agent or lock-box arrangement shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease (and Landlord reserves the right to return or refund any untimely payments if necessary to preserve Landlord’s remedies). No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from, or providing directory listings or services for, any Person other than Tenant shall not constitute a waiver of Landlord’s right to approve any Transfer. No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Tenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord.

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ARTICLE 28: TELECOMMUNICATION LINES

A. Telecommunication Lines. Subject to Landlord’s continuing right of reasonable supervision and reasonable approval, and the other provisions hereof, Tenant may: (i) install telecommunication lines (“Lines”) connecting the Premises to any Property terminal block already serving or available to serve the Premises, or (ii) use such Lines as may currently exist and already connect the Premises to such terminal block. Such terminal block may comprise, or be connected through riser or other Lines with, a main distribution frame (“MDF”) for the Property. Landlord disclaims any representations, warranties or understandings concerning the capacity, design or suitability of any such terminal or MDF, Property riser Lines, or related equipment. Landlord may arrange for an independent contractor to review Tenant’s requests for approval hereunder, monitor or supervise Tenant’s installation, connection and disconnection of Lines, and provide other such services, or Landlord may provide the same, and Tenant shall pay Landlord’s reasonable charges therefor as provided in Article 9.

B. Installation. Tenant may install and use Tenant’s Lines and make connections and disconnections at the terminal blocks as described above, provided Tenant shall; (i) obtain Landlord’s prior written reasonable approval of all aspects thereof, (ii) use an experienced and qualified contractor reasonably designated or approved in writing in advance by Landlord (whom Landlord may require to enter an access and indemnity agreement on Landlord’s then-standard form of agreement’ therefor), (iii) comply with such reasonable inside wire standards as Landlord may adopt from time to time, and ail other provisions of this Lease, including Article 9 respecting Work, and the Rules respecting access to the wire closets, (iv) not install Lines in the same sleeve, chaseway or other enclosure in close proximity with electrical wire, and not install PVC-coated Lines under any circumstances, (v) thoroughly test any riser Lines to which Tenant intends to connect any Lines to ensure that such riser Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections), and not connect to any such unavailable or connected riser Lines, and (vi) not connect any equipment to the Lines which may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, unless the Lines therefor (including riser Lines) are appropriately insulated to prevent such excessive electromagnetic fields or radiation (and such insulation shall not be provided by the use of additional unused twisted pair Lines). As a condition to permitting installation of new Lines, Landlord may require that Tenant remove any existing Lines located in or serving the Premises previously installed or utilized by Tenant.

C. Limitation of Liability. Except to the extent due to Landlord’s intentional misconduct or grossly negligent acts, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant’s use of the Lines will be free, from the following (collectively called “Line Problems”): (i) any eavesdropping, wire-tapping or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines to satisfy Tenant’s requirements, or (iii) any capacitance, attenuation, cross-talk or other problems with the Lines, any misdesignation of the Lines in the MDF room or wire closets, or any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or equipment at the Property by or for other tenants at the Property, by any failure of the environmental conditions at or the power supply for the Property to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any Rent or other charges under the Lease, or relieve Tenant from performance of Tenant’s obligations under the Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

ARTICLE 29: HAZARDOUS MATERIALS

A. Hazardous Materials Generally Prohibited. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, discharge, spill or leak any “Hazardous Material”

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(as defined in Article 30), or permit Tenants employees, agents, contractors, or other occupants of the Premises to engage in such activities on or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily and lawfully used as an incidental and minor part of the business or activity expressly permitted to be undertaken in the Premises under this Lease, provided: (i) such substances shall be properly labeled, contained, used and stored only in small quantities reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant’s business therein, strictly in accordance with applicable Laws, highest prevailing standards, and the manufacturers’ instructions therefor, and as Landlord shall reasonably require (but no warning notices or symbols shall be placed, or required to be placed, on or near any door to or within the Premises or Property), (ii) Tenant shall provide Landlord with advance notice and current Material Safety Data Sheets (“MSDSs”) therefor, (iii) such substances shall not be disposed of, released, discharged or permitted to spill or leak in or about the Premises or the Property (and under no circumstances shall any Hazardous Material be disposed of within the drains or plumbing facilities in or serving the Premises or Property or in any other public or private drain or sewer, regardless of quantity or concentration), (iv) if any applicable Law or Landlord’s trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal in approved containers directly with a qualified and licensed disposal company at a lawful disposal site, (v) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease, and (vi) for purposes of removal and disposal of any such substances, Tenant shall be named as the owner, operator and generator, shall obtain a waste generator identification number, and shall execute all permit applications, manifests, waste characterization documents and any other required forms.

B. Notifications. Tenant shall immediately notify Landlord of: (i) any inspection, enforcement, cleanup or other regulatory action taken or threatened by any regulatory authority with respect to any Hazardous Material on or from the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury claimed to have resulted from any Hazardous Material on or from the Premises, (iii) any release, discharge, spill, leak, migration, disposal or transportation of any Hazardous Material on or from the Premises in violation of this Article, and any damage, loss or injury to persons, property or business resulting or claimed to have resulted therefrom, and (iv) any matters where Tenant is required by Law to give a notice to any regulatory authority respecting any Hazardous Material on or from the Premises. Landlord shall have the right (but not the obligation) to notify regulatory authorities concerning actual and claimed violations of this Article, and to join and participate, as a party, in any legal proceedings or actions affecting the Premises and concerning Hazardous Materials or otherwise initiated under any environmental, health or safety Law.

C. Hazardous Materials Questionnaire. At such times as Landlord may reasonably request, Tenant shall accurately and completely fill out, sign (and certify to be accurate and complete) and return Landlord’s then current form of Tenant Hazardous Materials Questionnaire and Disclosure Statement (“Hazardous Materials Questionnaire”) which shall: (i) identify, describe and list quantities of any Hazardous Materials that have been transported to or from, used, stored, generated, handled, maintained, disposed, released, discharged, spilled, leaked or migrated in or from the Premises since the Commencement Date or the last such Hazardous Materials Questionnaire, and any such activity that is anticipated during the next twelve (12) months, (ii) provide information concerning past, present and anticipated disposal practices, storage tanks, process tanks, dip tanks, waste management practices, waste water discharge/treatment practices, air discharges, regulatory actions, and such other information as Landlord requires, and (iii) include copies of any material safety data sheets (“MSDS”) issued by the manufacturer, distributor or importer for any such Hazardous Materials. Landlord shall generally not require such Environmental Questionnaires more than once per year, except if required by Law or a Lender, or in connection with a proposed sale or financing of the Property, or if based on Tenant’s answers to any prior Environmental Questionnaire or an inspection of the Premises, or if Landlord determines that more frequent Environmental Questionnaires are reasonably required.

D. Hazardous Materials Records; Inspections, Tests and Studies. Tenant shall immediately upon written request from time to time provide Landlord with copies of all permits, approvals, memos, reports, correspondence, complaints, demands, claims, subpoenas, requests, feasibility and impact

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studies, storage and management plans, business plans, remediation and cleanup plans, closure plans, documentation evidencing that a clean-up or other action required hereunder has been properly and lawfully completed, and all papers of any kind filed with or by any regulatory authority and any other books, records or items pertaining to Hazardous Materials that are subject to the provisions of this Article (collectively referred to herein as “Tenant’s Hazardous Materials Records”). Landlord reserves the right to conduct, and to request that regulatory authorities conduct, from time to time, detailed inspections, tests and studies at or respecting the Premises, and of Tenants operations therein including, without limitation, air, soil, water and the contents of any cans, bottles, jars, drums, barrels or other containers, and Tenant’s Hazardous Materials Records, respecting Tenant’s compliance with this Article. In connection therewith, Tenant shall fully cooperate and shall instruct Tenant’s officers and employees to answer all questions truthfully and completely. Such inspections, tests and studies may be made with or without prior notice. If Landlord or any Lender or regulatory authority arranges for any inspections, tests or studies showing this Article has been violated, or otherwise in connection with any request by Tenant for permission to engage in any activity or to waive any requirement involving Hazardous Materials, Tenant shall pay for the cost of such inspections, tests and studies and an amount equal to fifteen percent (15%) of such cost to cover Landlord’s overhead.

E. Clean Up Responsibilities. Subject to the last sentence of this Article 29. E, if any Hazardous Material is released, discharged or disposed of, or permitted to spill, leak or migrate, in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws, clean up and remove the Hazardous Material from the Premises, Property and any other affected property and clean or replace any affected personal properly (whether or not owned by Landlord), at Tenant’s expense (without limiting Landlord’s other remedies therefor). Such clean up and removal work shall be considered “Work” under Article 9 and subject to the provisions thereof including, without limitation, Landlord’s prior written approval (except in emergencies), and any testing, investigation, feasibility and impact studies, and the preparation and implementation of any remedial action plan required by any court or regulatory authority having jurisdiction or reasonably required by Landlord. In connection therewith, Tenant shall provide documentation evidencing that all Tenant Remedial Work or other action required hereunder has been properly and lawfully completed (including a certificate addressed to Landlord from a environmental consultant reasonably acceptable to Landlord, in such detail and form as Landlord may reasonably require). If any Hazardous Material is released, discharged, disposed of, or permitted to spill, leak or migrate on or about the Property and is not caused by Tenant or other occupants of the Premises, or their agents, employees, Transferees, or contractors, such release, discharge, disposal, spill, teak or migration shall be deemed casualty damage under Article 11 to the extent that the Premises and Tenant’s use thereof is affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article. If any Hazardous Material contamination is discovered on or about the Property before Tenant begins occupying or performing work at the Premises, there shall be a rebuttable presumption that Tenant is not responsible; if any Hazardous Material contamination is discovered on or about the Property after Tenant begins occupying or performing work at the Premises, and the contamination is located in the Premises or areas of the Property exclusively serving the Premises, there shall be a rebuttable presumption that Tenant is responsible (including Landlord’s obligations to restore under Article 11 .A, and Tenant’s rights to abate Rent under Article 11.B).

F. Storage Tanks and Ponds. Tenant shall not install or use storage tanks on or about the Premises (whether under, on or above ground) without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Tenant shall not engage in or permit ponding or surface storage or treatment of Hazardous Materials under any circumstances. If Landlord permits Tenant to install or use a storage tank, Tenant shall comply with all applicable Laws in connection therewith, and at Landlord’s request shall properly and lawfully remove such tank upon expiration or earlier termination of this Lease (or sooner if such tank is found to leak or removal is required by applicable Laws) in accordance with removal procedures approved by Landlord in advance in writing.

G. Fees, Taxes, Fines and Remedies. Tenant shall pay, prior to delinquency, any and all fees, taxes (including excise taxes), penalties and fines arising from or based on Tenant’s activities involving Hazardous Material on or about the Premises or Property, and shall not allow such obligations to become a lien or charge against the Property or Landlord. If Tenant violates any provision of this Article with respect to any Hazardous Materials, Landlord may: (i) require that Tenant immediately remove all Hazardous Materials from the Premises and discontinue using, storing and handling Hazardous Materials in the Premises, and/or (ii) pursue such other remedies as may be available under this Lease or applicable Law.

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ARTICLE 30: DEFINITIONS

(A) “Building” shall mean the structure (or the portion thereof owned by Landlord) identified in Article 1.

(B) “Default Rate” shall mean one and one half percent (1.5%) per month, or the highest rate permitted by applicable Law, whichever shall be less.

(C) “Expenses” shall mean all expenses, costs and amounts (other than Taxes, unless Landlord elects to bill Taxes as part of Expenses) of every kind and nature relating to the ownership, management, repair, maintenance, replacement, insurance and operation of the Property, including, without limitation (except as expressly set forth herein): (i) utilities, including electricity, gas, steam, oil or other fuel, water and sewer services (but excluding any such costs for the Premises paid directly by Tenant pursuant to Article 6), (ii) complying with Laws, subject to the exclusions below, (iii) Insurance (but only if Landlord elects to bill Insurance as part of Expenses and not separately), (iv) supplies, materials, tools and equipment, including rental, installment purchase and financing agreements therefor, (v) accounting, security, janitorial, property management and other services (but excluding janitorial costs for the Premises paid directly by Tenant pursuant to Article 6), (vi) compensation and benefits for personnel providing services at or below the level of senior property manager (but if personnel handle other properties or functions, the foregoing expenses shall be allocated appropriately between the Property and such other properties or functions), (vii) payments under any reciprocal easement, declaration or other agreement for sharing common area costs or other matters in any development or complex in which the Property is located, (viii) sales or other taxes on supplies or services for the Property, (ix) operating and maintaining a property management office, including the fair rental value, appropriately allocated between the Property and any other property served by such office, and (x) operation, maintenance, repair, installation, replacement, painting, decorating and cleaning of the Property and off-site items that benefit the Property, including signs, traffic signals, drainage and irrigation systems, sidewalks, driveways, parking facilities, loading and service areas, landscaping, common area fixtures, trash compactors, doors, windows, roofs, Systems and Equipment, and any other features of and services for the Property. The foregoing provision is for definitional purposes and shall not impose any obligation upon Landlord to incur such expenses, nor limit other Expenses that Landlord may incur for the Property. Landlord may retain independent contractors (or affiliated contractors at market rates) to provide any services or perform any work, in which case the costs thereof shall be deemed Expenses. Expenses shall, however, exclude:

(1) the following items: (a) interest and amortization on Mortgages, and other debt costs or ground lease payments, if any, except as provided herein, (b) depreciation of buildings and other improvements (except permitted amortization of certain capital expenditures as provided below), (c) legal fees in connection with leasing, tenant disputes or enforcement of leases, (d) real estate brokers’ commissions or marketing costs, (e) improvements or alterations to tenant spaces, (f) the cost of providing any service directly to, and paid directly by, any tenant, (g) costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a warranty or other such third party (such proceeds to be deducted from Expenses in the year in which received); (h) the cost of work in connection with a Condemnation proceeding, (i) costs incurred in removing or abating asbestos, (j) costs arising from the existence of hazardous materials and hazardous substances in or about the Property in violation of any legal requirements, (k) accounting fees and auditing expenses (at the ownership level, as opposed to normal property management accounting and auditing costs), (l) costs in connection with arbitration proceedings and litigation with tenants, (m) items included in Taxes, and (n) amounts required to purchase any sculptures, paintings and other works of fine art displayed within or about the Property; and

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(2) capital expenditures, except those: (a) made primarily to reduce Expenses or increases therein (provided that the amount passed through shall not exceed the amount of the savings in any year), or to comply with Laws or insurance requirements (excluding capital expenditures to cure violations of Laws or insurance requirements that existed prior to the date of this Lease), or (b) for replacements (as opposed to additions or new improvements) of roofs and parking areas, and other nonstructural items located in the common areas of the Property required to keep such areas in good condition; provided, any such permitted capital expenditure shall be amortized (with interest at the prevailing loan rate available to Landlord when the cost was incurred) over: (x) the period during which the reasonably estimated savings in Expenses equals the expenditure, if applicable, or (y) the useful life of the item as reasonably determined by Landlord.

(D) “Hazardous Material” shall include, but not be limited to: (i) any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof, (ii) petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, biohazards, infectious or medical waste and “sharps”, printing inks, acids, DDT, pesticides, ammonia compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which require investigation or remediation under any Law or governmental policy, and (iii) any item defined as a “hazardous substance”, “hazardous material”, “hazardous waste”, “regulated substance” or “toxic substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq., Hazardous Materials Transportation Act, 49 U.$.C. §1801, et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., Clean Water Act, 33 U.S.C. §1251, et seq., Safe Drinking Water Act, 14 U.S.C. §300f, et seq., Toxic Substances Control Act, 15 U.S.C. §2601, et seq., Atomic Energy Act of 1954, 42 U.S.C. §2014 et seq., and any similar federal, state or local Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time.

(E) “Insurance” shall mean costs of insurance that Landlord maintains for the Property, which may include, but shall not be limited to, commercial general liability, casualty damage, flood, earthquake, boiler and machinery, rent loss, workers’ compensation and employers’ liability, builders’ risk, automobile, and other coverages, in such amounts and with such deductibles and other features as Landlord deems commercially appropriate, and including a reasonable allocation of such costs under any blanket policies and self-retention funds.

(F) “Landlord” shall mean only the landlord from time to time, except that for purposes of any provisions defending, indemnifying and holding Landlord harmless hereunder, “Landlord” shall include past, present and future landlords and their respective partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

(G) “Law” or “Laws” shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the State in which the Property is located, and decisions of federal courts applying the Laws of such State, at the time in question. This Lease shall be interpreted and governed by the Laws of the State in which the Property is located.

(H) “Lender” shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor (and the term “ground lease” although not capitalized is intended throughout this Lease to include any superior or master lease).

(I) “Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

(J) “Person” shall mean an individual, trust, partnership, limited liability company, joint venture, association, corporation and any other entity.

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(K) “Premises” shall mean the area within the Building identified in Article 1 and Exhibit A. Landlord reserves the right to use (or grant other parties the right to use) and Tenant shall have no right, title or interest in: (i) the roof of the Building, (ii) exterior portions of the Premises (including, without limitation, demising walls and outer walls of the Building), (iii) air rights above the Premises and rights to the land and improvements below the floor level of the Premises, and (iv) areas within the Premises necessary for utilities, services, safety and operation of the Building or Property, including systems and equipment, fire stairways, and space between any suspended ceiling of the Premises and the slab of the floor or roof of the Property thereabove. If the Premises does not contain a suspended ceiling, the Premises shall extend vertically to the height where, in Landlord’s reasonable opinion, a suspended ceiling would otherwise exist, and Landlord reserves the right to install a suspended ceiling and/or use the area thereabove.

(L) “Property” shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking rights, garages and lots, and any and all other rights, structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the foregoing items are located, and any fixtures, machinery, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection with the operation thereof. Landlord reserves the right to add land, buildings, easements or other interests to, or sell or eliminate the same from, the Property, and grant interests and rights in the Property to other parties. If the Building shall now or hereafter be part of a development or complex of buildings or structures collectively owned by Landlord or its affiliates, the Property shall, at Landlord’s option, also be deemed to include such other of those buildings or structures as Landlord shall from time to time designate, and shall initially include such buildings and structures (and related facilities and parcels on which the same are located) as Landlord shall have incorporated by reference to the total rentable area of the Property in Article 1.

(M) “Rent” shall have the meaning specified therefor in Article 3.

(N) “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Property, except to the extent that any of the same serves particular tenants exclusively (and “systems and equipment” without capitalization shall refer to such of the foregoing items serving particular tenants exclusively).

(O) “Taxes” shall mean all amounts (unless required by Landlord to be paid under Article 14 or as Expenses) for federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature in connection with the ownership, leasing and operation of the Property, whether foreseen or unforeseen, general, special, ordinary or extraordinary (including real estate and ad valorem taxes, general and special assessments, transit taxes, water and sewer rents, license and business license fees, use or occupancy taxes, gross receipts or sales taxes, taxes on personal property and property management services, and taxes or charges for fire protection, streets, sidewalks, road maintenance, refuse or other services). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the Taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital stock levy or otherwise, or on or measured by the rents, income or gross receipts received therefrom, then such new or altered taxes shall be included within the term “Taxes,” except that the same shall not include any portion of such tax attributable to other income of Landlord not relating to the Property. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other

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cause whatsoever. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property).

(P) “Tenant” shall be applicable to one or more Persons as the case may be, the singular shall include the plural, and if there be more than one Tenant, the obligations thereof shall be joint and several. When used in the lower case, “tenant” shall mean any other tenant or occupant of the Property.

(Q) “Tenant’s Share” of Taxes, Insurance and Expenses shall be the percentage set forth in Article 1, but if the rentable area of the Premises changes due to the addition or subtraction of space under this Lease or by amendment, Landlord shall reasonably adjust Tenant’s Share to be based on the rentable area of the Premises divided by the rentable area of the Property, subject to further adjustment hereunder and under Article 3. If the Property shall now or hereafter be part of or shall include a development or complex of two or more buildings or structures collectively owned by Landlord or its affiliates, Landlord may allocate Taxes, Insurance and Expenses (or components thereof) within such complex or development, and between such buildings and structures and the parcels on which they are located, in accordance with sound accounting and management practices. In the alternative, Landlord may determine Tenant’s Share of Taxes, Insurance and Expenses (or components thereof) for all or any such buildings and structures, and any common areas and facilities operated or maintained in connection therewith and all parcels or tracts of land on which all or any portion of any of the other foregoing items are located, in accordance with sound accounting and management practices; provided, Landlord shall reasonably reduce Tenant’s Share to be based on the ratio of the rentable area of the Premises to the rentable area of all such buildings as to which such Taxes, Insurance and Expenses (or components thereof) are included. In addition, if the Property, or any development or complex of which it is a part, shall contain non-flex space types of uses (e.g. general office use) during any period, Landlord may determine, in accordance with sound accounting and management practices, Tenant’s Share of Taxes, Insurance and Expenses (or components thereof) for only the flex space portion of the Property or of such development or complex; in such event, Landlord shall reasonably adjust Tenant’s Share to be based on the ratio of the rentable area of the Premises to the rentable area of such flex space portion for such period. Tenant acknowledges that the “rentable area of the Premises” under this Lease includes the so-called “usable area,” without deduction for columns or projections and which may have been measured to the “drip line” or may include patio or balcony space to which Tenant has access, multiplied by one or more load or conversion factors to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except as provided expressly to the contrary herein, the “rentable area of the Property” shall include all rentable area of all space leased or available for lease at the Property (excluding any parking facilities). Landlord may reasonably re-determine the rentable area of the Property from time to time to reflect remeasurements, re-configurations, additions or modifications to the Property, and may reasonably adjust Tenant’s Share prospectively based thereon.

ARTICLE 31: OFFER

This document shall not be binding on either party unless and until signed and delivered by both parties.

ARTICLE 32: MISCELLANEOUS

A. Captions and Interpretation. The captions of the Articles and Paragraphs of this Lease, and any computer highlighting of changes from earlier drafts, are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Tenant acknowledges that it has read this Lease and that it has had the opportunity to confer with counsel in negotiating this Lease; accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. The neuter shall include the masculine and feminine, and the singular shall include the plural. The term “including” shall be interpreted to mean “including, but not limited to.”

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B. Survival of Provisions. All obligations (including indemnity, Rent and other payment obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

C. Severability. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally, or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof or enforceability with respect to any other party.

D. Perpetuities. If the Commencement Date is delayed in accordance with Article 2 for more than nine (9) months, Landlord may declare this Lease terminated by notice to Tenant, and if the Commencement Date is so delayed for more than three years, this Lease shall thereupon be deemed terminated without further action by either party.

E. Short Form Lease. This Lease shall not be recorded by any party, but either party or any Lender may elect to record a customary short form memorandum of this Lease, in which case: (i) the other party shall promptly execute, acknowledge and deliver the same on a customary form prepared by the requesting party and reasonably acceptable to such other party, and (ii) upon expiration or earlier termination of this Lease, Tenant shall promptly execute, acknowledge and deliver such documentation as Landlord may prepare evidencing the termination of this Lease on a customary form prepared by Landlord and reasonably acceptable to Tenant.

F. Light, Air and Other Interests. This Lease does not grant any legal rights to “light and air” outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Lease.

G. Authority. Tenant and all Persons signing for Tenant below, and Landlord and all Persons signing for Landlord below, hereby represent that this Lease has been fully authorized and no further approvals are required, and that Landlord and Tenant are duly organized, in good standing and legally qualified to do business in the Property and Premises (and have any required certificates, licenses, permits and other such items).

H. Partnership Tenant. If Tenant is a partnership, all current and new general partners shall be jointly and severally liable for all obligations of Tenant hereunder and as this Lease may hereafter be modified, whether such obligations accrue before or after admission of future partners or after any partners die or leave the partnership. Tenant shall cause each new partner to sign and deliver to Landlord written confirmation of such liability, in form and content satisfactory to Landlord, but failure to do so shall not avoid such liability.

I. Successors and Assigns; Transfer of Property and Security Deposit. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties’ respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to Article 13 respecting Transfers and Article 18 respecting rights of Lenders. Subject to Article 18, if Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder, shall be deemed to have fully assumed all of Landlord’s obligations under this Lease accruing during such party’s ownership, including the return of any Security Deposit, and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

J. Limitation of Liability. Tenant agrees to look solely to Landlord’s interest in the Property for the enforcement of any judgment, award, order or other remedy under or in connection with this Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Property or Premises. Under no circumstances shall any present or future, direct or

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indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters. In no event shall Landlord be liable to Tenant for any consequential damages. Notwithstanding the foregoing, the parties agree that this provision shall not apply to claims to the extent covered by Landlord’s liability insurance.

K. Confidentiality. Tenant shall use commercially reasonable efforts to keep confidential the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto, including the results of any review of Landlord’s records under Article 3, and not to disclose, disseminate or distribute any of the same, or permit the same to occur, except on an “as needed” basis to the extent reasonably required for proper business purposes by Tenant’s employees, attorneys, insurers, auditors, lenders, brokers and Transferees, and except as may be required by Law or court proceedings.

ARTICLE 33: ENTIRE AGREEMENT

This Lease, together with the Exhibits and other documents listed in Article 1 (WHICH ARE HEREBY COLLECTIVELY INCORPORATED HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except for any such contemporaneous agreement specifically referring to and modifying this Lease and signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord’s leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord’s final approval, and are not authorized to make any agreements, representations, understandings or obligations binding upon Landlord respecting the condition of the Premises or Property, suitability of the same for Tenant’s business, the current or future amount of Taxes, Insurance or Expenses or any component thereof, the amount of rent or other terms applicable under other leases at the Property, whether Landlord is furnishing the same utilities or services to other tenants at all, on the same level or on the same basis, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. TENANT HAS RELIED ON TENANT’S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE HABITABILITY, CONDITION OR SUITABILITY OF THE PREMISES OR PROPERTY FOR ANY PARTICULAR PURPOSE OR ANY OTHER MATTER NOT EXPRESSLY CONTAINED HEREIN. This Lease, including the Exhibits referred to above, may not be modified, except in writing signed by both parties.

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IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

LANDLORD:	CMD PROPERTIES, INC. [SEAL]
an Illinois corporation

	By:	/s/ Allen D. Aldridge
Allen D. Aldridge, Vice President

TENANT:	StemCo Biomedical, Inc. [SEAL]
a Delaware corporation

	By:	/s/ Jonathan Lawrie
	Name:	Jonathan Lawrie
	Its:	President & CEO

CERTIFICATE

I, Kelly Bolick, as Office Manager of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.

(Corporate Seal)	/s/ Kelly Bolick

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EXHIBIT A: PREMISES

(Floor Plate(s) Showing Premises Cross-Hatched)

EXHIBIT B: RULES

(1) No Exterior Storage. Nothing shall be stored outside the Premises, unless exterior storage is required by Law and approved in writing by Landlord in its reasonable discretion.

(2) Dust and Fume Control. No wood-shaping or spraying material processes or any activity creating dust or fumes that may be hazardous shall be performed in the Premises except in an environment controlled by air-handling equipment properly and lawfully designed and utilized, which shall be maintained and operated at alt times to prevent hazardous accumulations of wood, chemical or other pollutants in the atmosphere within the Premises or Property.

(3) Trash. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places reasonably specified by Landlord, subject to the provisions of this Lease respecting Hazardous Materials. If Landlord designates a service to pick up such items, Tenant shall use the same (and the cost shall be included in Expenses). Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.

(4) Window and Door Treatments. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window devices shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by Landlord, Tenant shall not install or remove any solar tint film from the windows.

(5) Balconies and Patios. If the Premises has access to a patio or balcony, Tenant shall have a license to enter such area, subject to the following provisions: (i) Tenant’s access to such area shall be limited to the area immediately adjoining the Premises (and bounded by an extension of the demising lines of the Premises), and Landlord reserves the right to install materials separating Tenant’s area from the area adjoining other tenants’ premises, (ii) Tenant shall use such area only in a manner that is quiet and compatible with the nature of the Property, which only involves the use of benches or outdoor furniture approved by Landlord in writing, and which will not bother, disturb or annoy any other occupants of the Property, and (iii) Tenant’s use thereof shall be subject to the other provisions of this Lease, including the other Rules,

(6) Lighting and General Appearance of Premises. Landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas. The design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat, professional, attractive, first class appearance.

(7) Use of Common Areas; No Soliciting. Tenant shall not use the common areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the common areas to canvass, solicit business or information from, or distribute any article or material to, other tenants or invitees of the Property. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant’s use of the Premises expressly permitted in the Lease. Landlord shall in all cases retain the right to control and prevent access to such areas by Persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants (and Landlord shall have no liability for such actions taken in good faith).

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(8) Plumbing Equipment. Toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein.

(9) Roof; Awnings and Projections. Tenant shall not install any sign, antennae, satellite dish or any other device on the roof, or common areas of the Property. Tenant may install and have access to rooftop HVAC equipment only to the extent approved or required by Landlord from time to time in connection with Tenant’s maintenance, repair or HVAC obligations under this Lease. No awning or other projection shall be attached by or for Tenant to the exterior walls of the Premises or the Building.

(10) Signs. Landlord may prescribe the suite number for the Premises and cause building standard suite identification signage to be placed on or adjacent to the main entrance door of the Premises. Landlord shall bear the expense of any such initial building standard signage, and Tenant shall pay Landlord’s standard charges for changes requested by Tenant and approved by Landlord thereafter promptly after billing thereof. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter arid in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing. Landlord reserves the right, without notice to Tenant, to remove at Tenant’s expense all matter not so installed or approved. If Landlord approves of any Tenant sign, then such sign shall: (i) be professionally designed, prepared and installed, (ii) be in good taste so as not to detract from the general appearance of the Premises or the Property, (iii) not advertise any product, and (iv) comply with any sign criteria developed by Landlord from time to time. All signs hereunder shall be subject to all Laws and any covenants, conditions and restrictions applicable to the Property or Building. Tenant shall maintain any Tenant signs approved hereunder in good repair and sightly first class condition.

(11) Parking. Parking of cars shall be available in areas designated generally for tenant parking, if any, on a “first come”, “first served” unassigned basis in common with Landlord, other tenants and other parties to whom parking privileges have been or are hereafter granted. At Landlord’s option from time to time, Tenant shall not exceed its percentage share of such available parking spaces based on the ratio of the rentable area of the Premises to the rentable area of the Building. Parking is prohibited in areas: (1) not striped or designated for parking, (2) aisles, (3) where “no parking” signs are posted, (4) on ramps, and (5) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor. Landlord reserves the right to: (i) assign specific spaces, and reserve spaces for small cars, disabled individuals, and other tenants, customers of tenants or other parties (and Tenant shall not park in any such assigned or reserved spaces) and (ii) restrict or prohibit full size vans and other large vehicles. In case of any violation of these provisions or any applicable Laws, Landlord may: (a) refuse to permit the violator to park, and remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator’s risk and expense and/or (b) charge Tenant such reasonable rates as Landlord may from time to time establish for such violations, which shall be at least $100.00 per day for each vehicle that is parked in violation of these Rules. These provisions shall be in addition to any other remedies available to Landlord under this Lease or otherwise.

(12) Overloading Floors. Tenant shall not overload any floor in the Premises or Property.

(13) Going-Out-Of-Business Sates and Auctions. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, “lost our lease” or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant’s creditors.

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(14) Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that, in Landlord’s good faith judgment, may cause strikes, picketing or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Property.

(15) Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant’s employees and as applicable, by Tenant, any other occupant of the Premises, and their respective agents, employees, invitees, Transferees and contractors.

(16) Property Tradename, Likeness, Trademarks. Tenant shall not in any manner use the name of the Property for any purpose other than as Tenant’s business address, or use any tradenames or trademarks of Landlord, any other tenant, or their affiliates, or any picture or likeness of the Property, for any purpose, in any letterheads, circulars, notices, advertisements or other material whatsoever.

(17) Deliveries and Removals. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable requirements for the use of freight elevators and loading areas, and reserves the right to alter schedules without notice. Any hand-carts used at the Property shall have rubber wheels and sideguards, and no other material-handling equipment may be used without Landlord’s prior written approval.

(18) Locks and Keys. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord’s designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment of Landlord’s charges. In the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord’s reasonable charges therefor. The term “key” shall include mechanical, electronic or other keys, cards and passes.

(19) Safety And Security Devices, Services And Programs. Safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 10. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

(20) Utility Closets and Connections. Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the “wire” or telephone, electrical, plumbing or other utility closets, the Systems and Equipment, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord’s prior written reasonable consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may reasonably impose, and the other provisions of Article 6 respecting electric installations and connections, Article 28 respecting telephone Lines and connections, and Article 9 respecting Work in general. Tenant shall have no right to use any broom closets, storage closets, janitorial closets, or other such closets, rooms and areas whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord’s prior written approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safety be permitted in and for the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

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(21) Alcohol, Drugs, Food and Smoking. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur. Tenant shall not at any time cook, sell, purchase or give away, food in any form by or to any of Tenant’s agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, and which do not violate any Laws or bother or annoy any other tenant). Tenant and its employees shall not smoke tobacco on any part of the Property (including exterior areas) except those areas, if any, that are designated or approved as smoking areas by Landlord.

(22) Energy and Utility Conservation. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property.

(23) Unattended Premises. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

(24) Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or oh the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, except with Landlord’s express written approval, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, x-ray, magnetic resonance, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Property or elsewhere, or create a health hazard, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises, (x) do anything in or about the Premises or Property that is illegal, immoral, obscene, pornographic, or anything that may in Landlord’s good faith opinion create or maintain a nuisance, cause physical damage to the Premises or Property, interfere with the normal operation of the Systems and Equipment, impair the appearance, character or reputation of the Premises or Property, create waste to the Premises or Property, cause demonstrations, protests, loitering, bomb threats or other events that may require evacuation of the Building, (xi) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xii) use the Premises for any purpose, or permit upon the Premises or Property anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible articles or materials), (xiii) place vending or game machines in the Premises, except vending machines for employees, (xiv) adversely affect the indoor air quality of the Premises or Property, or (xv) do or permit anything to be done upon the Premises or Property in any way tending to disturb, bother, annoy or interfere with Landlord or any other tenant at the Property or the tenants of neighboring property, or otherwise disrupt orderly, quiet use and occupancy of the Property.

(25) Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant’s employees and as applicable, by Tenant’s agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

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EXHIBIT C

EXTENSION OPTION

1. Option to Extend. Subject to the other provisions hereof, Landlord hereby grants Tenant one option (“Extension Option”) to extend the current Term of the Lease for an additional period of three (3) consecutive years from the expiration of the prior period (“Extension Period”), on the same terms and conditions then in effect under this Lease immediately prior to the Extension Period, except as modified by the “Market Rates, Terms and Conditions” further described below, and Tenant shall have no further option to extend. Tenant may exercise the Extension Option only by giving Landlord written notice thereof (“Tenant’s Exercise Notice”) no earlier than fourteen (14) and no later than nine (9) full calendar months prior to commencement of the subject Extension Period. Tenant’s Exercise Notice shall be unconditional and irrevocable (except as expressly provided herein).

2. Landlord’s Notice of Market Rates, Terms and Conditions; Disagreement. Within ten (10) business days after receiving Tenant’s Exercise Notice, Landlord shall provide Tenant with notice (“Landlord’s Notice”) of the Market Rates, Terms and Conditions, subject to the other provisions hereof. The term “Market Rates, Terms and Conditions” herein shall mean Landlord’s good faith determination of fair market Base Rent and other terms and conditions (including, but not limited to any scheduled increases in Base Rent, any base years or stops for taxes or expenses, and any improvements or an allowance therefor) for renewing the Lease for the Premises during the Extension Period, taking into account comparable renewals of comparable tenants of comparable financial condition in comparable non-sublease space in comparable buildings in the same market area. If the Market Rates, Terms and Conditions determined by Landlord are acceptable to Tenant, then Tenant shall confirm its exercise of the Extension Option by notice (“Tenant Confirmation Notice”) to Landlord confirming such acceptance given no later than fifteen (15) days after Landlord’s Notice. However, if the Market Rates, Terms and Conditions determined by Landlord are not acceptable to Tenant, then Tenant may, no later than fifteen (15) days after Landlord’s Notice, deliver to Landlord a notice (“Tenant’s Market Notice”) of Tenant’s good faith determination of the Market Rates, Terms and Conditions and reasons therefor. If Tenant provides a timely Tenant’s Market Notice, the parties shall seek to agree on the Market Rates, Terms and Conditions in the form of a non-binding letter of intent (“Letter of Intent”) during the period (“Negotiation Period”) ending forty-five (45) days after Landlord’s Notice. If Tenant delivers a timely Tenant Confirmation Notice, or if the parties enter into the Letter of Intent concerning the Market Rates, Terms and Conditions during the Negotiation Period, then the parties shall seek reasonably and in good faith to agree on and enter into a mutually acceptable formal written extension amendment to the Lease (“Extension Amendment”) setting forth the final and definitive Market Rates, Terms and Conditions and other mutually acceptable provisions for the Lease extension during the period ending sixty (60) days after Landlord’s Notice (“Documentation Period”). Tenant shall be deemed to have revoked its exercise of the Extension Option, and the Extension Option and Tenant’s exercise thereof shall be null and void if: (a) Tenant fails to provide a timely Tenant Confirmation Notice or Tenant’s Market Notice, or (b) the parties fail to enter into the Letter of Intent within the Negotiation Period, or (c) the parties fail to mutually sign and deliver the Extension Amendment within the Documentation Period.

3. General Matters. The Extension Option herein shall, at Landlord’s election, be conditioned on the Lease being in full force and effect, and Tenant not then being in default beyond any applicable cure period under the Lease, at the time Tenant seeks to exercise the Extension Option, or at any time thereafter and prior to commencement of the Extension Period. If Tenant shall fail to properly and timely exercise the Extension Option, then the Extension Option shall thereupon terminate. STRICT COMPLIANCE AND TIMELINESS IN GIVING TENANTS NOTICES AND SIGNING THE EXTENSION AMENDMENT HEREUNDER IS OF THE ESSENCE OF THIS PROVISION. The rights granted in this Exhibit are personal to Tenant and its Tenant Affiliates (as hereinafter defined) as named in this Lease document. Under no circumstance whatsoever shall the assignee under a complete or partial assignment of the Lease document (other than a complete assignment to a Tenant Affiliate), or a subtenant under a sublease of the Premises, have any right to exercise the rights of Tenant under this Exhibit. If Tenant shall sublease or assign the Lease with respect to all or any portion of the Premises (other than to a Tenant Affiliate), then immediately upon such sublease or assignment Tenant’s rights under this Exhibit shall concurrently terminate and become null and void. The Extension Option shall be subordinate to, and limited by, any rights of any other parties to expand into or lease the Premises granted prior to full execution and delivery of this Lease document. The term “Tenant Affiliate” as used herein shall mean any party which directly or indirectly: (i) wholly owns or controls Tenant, (ii) is wholly owned or controlled by Tenant, or (iii) is under common ownership or control with Tenant, or (iv) into which Tenant is merged, consolidated or reorganized, or to which all or substantially all of Tenant’s assets are sold.

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EXHIBIT D

RIGHT OF OFFER

1. Right of Offer. Landlord hereby grants Tenant a right of offer (“Right Of Offer”) to lease the space shown on Exhibit A, currently known as Suite 152 (the “Expansion Space”), which shall be deemed to contain 5,293 square feet of rentable area for current purposes hereof, all on and subject to the following provisions; provided, this Right of Offer and Landlord’s obligation to provide a “Landlord Notice” shall be in effect commencing on the date that this Lease has been executed and delivered by both parties.

2. Landlord’s Notice of Expansion Terms. While this Right of Offer is in effect, Landlord shall notify Tenant in writing (“Landlord’s Notice”): (i) within thirty (30) days after the Expansion Space becomes legally available to lease, or (ii) at such earlier time as Landlord shall be in a position to project when the Expansion Space will be legally available to lease, advising Tenant of such projected date, or (iii) at any time thereafter but prior to leasing the Expansion Space to another party. Landlord’s Notice shall set forth the terms (“Expansion Terms”) on which Landlord proposes to lease the Expansion Space to Tenant, including, but not limited to, a date for the commencement of the lease thereof (“Expansion Space Commencement Date”), an expiration date therefor or whether the term therefor will be co-terminous with the Term of this Lease, rentable area, monthly base rent and any scheduled increases therein, Tenant’s share of taxes, expenses and other such items (and any base year or stop level therefor), any tenant improvements or allowance therefor, and any other terms and conditions, as determined in Landlord’s good faith discretion, taking into account comparable expansion terms generally being provided for comparable tenants of comparable financial condition for comparable non-sublease space in comparable buildings in the vicinity for time periods that are substantially the same as the period of time during which the Expansion Space will be leased to Tenant. Except as set forth in Landlord’s Notice, the Expansion Terms shall be deemed to include the same terms then in effect on the Expansion Space Commencement Date, and thereafter scheduled to be in effect, under the Lease (with any matters in the Lease based on square footage adjusted proportionately to reflect the rentable area of the Expansion Space and Landlord’s then current Building-standard ratios and policies).

3. Tenant’s Notice and Financial Information. If Tenant desires to lease the Expansion Space on the Expansion Terms set forth in Landlord’s Notice, Tenant shall so notify Landlord in writing (“Tenant’s Notice”) exercising Tenant’s right to lease the Expansion Space on such Expansion Terms within five (5) business days after Landlord sends Landlord’s Notice. Tenant’s Notice shall be unconditional and irrevocable. In order to be effective, Tenant’s Notice shall include financial information for Tenant’s business comparable to the information provided in connection with entering into this Lease document. If Landlord determines in good faith that Tenant’s financial condition is materially worse than the condition that Landlord accepted when the parties entered into this Lease document, Landlord may withdraw Landlord’s Notice and the Right of Offer, or provide a new Landlord’s Notice with reasonably modified Expansion Terms or reasonable additional security requirements taking into account Tenant’s financial condition.

4. Expansion Documentation; Failure to Exercise Right Of Offer or to Sign Expansion Documentation. If Tenant validly exercises Tenant’s Right Of Offer herein, Landlord shall prepare an amendment (“Expansion Documentation”) on Landlord’s then standard form which shall set forth the final and definitive terms and conditions upon which Landlord proposes to lease the Expansion Space to Tenant, and which shall be generally consistent with Landlord’s Notice. If Tenant desires to lease the Expansion Space on the basis of such Expansion Documentation, Tenant shall execute and deliver the Expansion Documentation to Landlord within ten (10) days after Landlord provides the Expansion Documentation to Tenant. Once Tenant provides Tenant’s Notice exercising Tenant’s Right of Offer, Landlord shall have no further obligation to provide a Landlord’s Notice respecting the Expansion Space included in Landlord’s Notice (provided, this Right of Offer shall continue to apply to any portions of the Expansion Space that were not included in Landlord’s Notice as further provided below). If Tenant fails to validly exercise such Right Of Offer, or fails to sign and deliver the Expansion Documentation to Landlord, strictly in accordance with the terms hereof, such Right Of Offer shall be deemed to have lapsed and

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expired as to the Expansion Space that was included in Landlord’s Notice, and Landlord may thereafter freely lease all or a portion of the Expansion Space that was included in Landlord’s Notice to any other party, at any time, on any terms, in Landlord’s sole discretion; provided, despite Tenant’s waiver, this Right of Offer shall continue to apply to any portions of the Expansion Space that were not included in Landlord’s Notice as further provided below. TIME PERIODS AND STRICT COMPLIANCE IN GIVING TENANT’S NOTICE, AND IN TENANT’S SIGNING AND DELIVERING THE EXPANSION DOCUMENTATION, ARE OF THE ESSENCE OF THIS RIGHT OF OFFER.

5. Offering Portions of Expansion Space; Adjustments to Expansion Space; Prior Rights. This Right Of Offer shall apply only with respect to the entire Expansion Space, and may not be exercised with respect to only a portion thereof (unless only a portion of the Expansion Space shall be included in Landlord’s Notice). If only a portion of the Expansion Space shall be included in Landlord’s Notice, this Right of Offer shall apply to such portion, and shall thereafter apply to such other portions of the Expansion Space as they become the subject of Landlord’s Notices, subject to good faith adjustments by Landlord in the size, configuration and location of such remaining portions. If the Expansion Space is part of a larger space that Landlord desires to lease as a unit, then Landlord’s Notice shall, at Landlord’s option, identify the entire such space and the Expansion Terms therefor, and in such case, this Right Of Offer shall apply only to such entire space. Landlord reserves the right at any time prior to sending, or as part of, Landlord’s Notice, to substitute for the Expansion Space other space (herein referred to as the “new expansion space”) in the Building or another building in the same complex or in the vicinity, provided the new expansion space shall be similar to the Expansion Space in size (up to 10% larger or smaller); at Landlord’s option, the new expansion space may overlap with and include a portion of the then current Expansion Space. This Right Of Offer shall be subject to the then existing tenants or occupants of the Expansion Space renewing their existing leases whether pursuant to options to extend previously granted or otherwise, and such Right Of Offer, and any rights of Tenant to extend the Term of the Lease with respect to the Expansion Space, are subordinate to, and limited by, any rights of any other parties to lease the Expansion Space granted prior to full execution and delivery of this document.

6. Miscellaneous. This Right Of Offer is subject to the condition that the Lease be in full force and effect, and that Tenant not then be in default beyond any applicable cure period under the Lease on the date when Landlord provides or would otherwise provide Landlord’s Notice, or at any time thereafter and prior to the Expansion Space Commencement Date. The rights granted in this Exhibit are personal to Tenant and its Tenant Affiliates (as hereinafter defined) as named in this Lease document. Under no circumstance whatsoever shall the assignee under a complete or partial assignment of the Lease document (other than a complete assignment to a Tenant Affiliate), or a subtenant under a sublease of the Premises, have any right to exercise the rights of Tenant under this Exhibit. If Tenant shall sublease or assign the Lease with respect to all or any portion of the Premises (other than to a Tenant Affiliate), then immediately upon such sublease or assignment Tenant’s rights under this Exhibit shall concurrently terminate and become null and void. The term “Tenant Affiliate” as used herein shall mean any party which directly or indirectly; (i) wholly owns or controls Tenant, (ii) is wholly owned or controlled by Tenant, or (iii) is under common ownership or control with Tenant, or (iv) into which Tenant is merged, consolidated or reorganized, or to which all or substantially all of Tenant’s assets are sold. If Tenant shall exercise the Right Of Offer herein, Landlord does not guarantee to deliver possession of the Expansion Space on the Expansion Space Commencement Date due to continued possession by the then existing occupants or any other reason beyond Landlord’s reasonable control. In such event, rent and other charges with respect to the Expansion Space shall be abated until Landlord delivers the same to Tenant (except to the extent that Tenant or its affiliates, agents, employees or contractors cause the delay), as Tenant’s sole recourse. Tenant’s exercise of this Right of Offer is intended to supersede any rights of Tenant under the Lease to reduce or relocate the Premises, or terminate the Lease early, and all such provisions shall thereupon be automatically deleted.

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EXHIBIT E

OPTION TO TERMINATE

Tenant shall have a one-time option to terminate this Lease effective on December 31, 2006 (“Early Termination Date”) as though such date were the original expiration date set forth in this Lease, but only by complying strictly with the following conditions: (i) Tenant shall deliver to Landlord written notice (Tenant’s Exercise Notice”) exercising such option no later than February 28, 2006 (“Latest Exercise Date”), (ii) Tenant shall timely pay the cancellation payment as hereinafter described (“Cancellation Payment”), as a cancellation fee and not as liquidated damages or a penalty, and (iii) Tenant shall continue to timely pay all rentals and other charges under the Lease and comply with each and every term and provision hereof accruing through the Early Termination Date (and all such obligations accruing through the Early Termination Date shall survive such termination, including, but not limited to, any rentals or other charges not yet determined or billed prior to the Early Termination Date).

Following receipt of Tenant’s Exercise Notice, Landlord shall provide Tenant with a notice (“Landlord’s Unamortized Improvement Costs Notice”) setting forth a calculation of all unamortized costs of tenant improvements (collectively referred to as “Unamortized Improvement Costs”) theretofore incurred by Landlord in connection with entering this Lease (including the Allowance as provided in Article 4) and any amendment adding space or modifying the Premises, including, but not limited to, the cost of all allowance and other tenant improvements paid for by Landlord. Such amortization shall be calculated on a straight-line basis over the period from the date or dates such costs or concessions were incurred or commenced through the expiration date then otherwise scheduled to be in effect under the Lease, with interest at the rate of ten percent (10%) per annum, alt as reasonably determined by Landlord. Tenant shall pay such Unamortized Improvement Costs as set forth in Landlord’s Unamortized Improvement Costs Notice by check in good funds within fifteen (15) days after the date of Landlord’s Unamortized Improvement Costs Notice, as a condition to the effectiveness of Tenant’s exercise of Tenant’s early termination option herein.

The option herein is personal to the original Tenant named in this Lease and its Tenant Affiliates as hereinafter defined. Under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Lease (other than a Tenant Affiliate), or a subtenant under a sublease of the Premises, have any right to exercise the option herein. If Tenant shall sublease or assign the Lease with respect to all or any portion of the Premises (other than to a Tenant Affiliate), then immediately upon such sublease or assignment Tenant’s rights under this Exhibit shall concurrently terminate and become null and void. The term “ Tenant Affiliate “ as used herein shall mean any party which directly or indirectly: (i) wholly owns or controls Tenant, (ii) is wholly owned or controlled by Tenant, or (iii) is under common ownership or control with Tenant, or (iv) into which Tenant is merged, consolidated or reorganized, or to which all or substantially ail of Tenant’s assets are sold. Tenant’s exercise of such option shall not operate to cure any violation by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such violation. Notwithstanding anything contained herein to the contrary, Tenant’s option hereunder shall, at Landlord’s election, terminate and become null and void if: (a) Tenant is in violation of the Lease at the time Tenant seeks to exercise such option, or at any time thereafter and prior to the Early Termination Date (or if Tenant’s Cancellation Payment hereunder is returned for insufficient funds), or (b) Tenant leases additional space in the Property, whether pursuant to an expansion right contained in the Lease or otherwise. TIME IS OF THE ESSENCE IN GIVING TENANT’S EXERCISE NOTICE AND MAKING THE CANCELLATION PAYMENT HEREUNDER.

LEASE AMENDMENT ONE

(Extension of Term with Allowance)

THIS LEASE AMENDMENT ONE (“Amendment”) is made as of the 23rd day of March, 2007, between Prince Properties, Inc. (“Landlord”), an Illinois corporation, formerly known as CMD Properties, Inc., and Aldagen, Inc. (“Tenant”), a Delaware corporation, formerly known as Stemco Biomedical, Inc.

A. Landlord and Tenant are the current parties to that certain Standard Lease (“Original Lease”) dated June             , 2003, for premises (“Premises”) in the building (“Building”) known as 2810 Meridian, located at 2810 Meridian Parkway, Durham, North Carolina (“Property”) (as amended herein, the “Lease”).

B. The parties mutually desire to amend the Lease on the terms hereof.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows.

1. Extension of Term. The term of the Lease is hereby modified to extend for a period (“Extended Term”) commencing on May 1, 2008 (“Extension Date”) and expiring on April 30, 2013 (“New Expiration Date”), unless sooner terminated in accordance with its terms.

2. Base Rent. The Lease is amended to provide that Base Rent shall be $9,534.00. per month through April 30, 2008; i.e., there shall be no increase in Base Rent on May 1, 2007, notwithstanding anything in the Original Lease to the contrary. Commencing on the Extension Date, Tenant shall pay monthly Base Rent as set forth in the following schedule:

Period	Monthly Base Rent
Extension Date - April 30, 2009	$9,817.87
May 1, 2009 - April 30, 2010	$10,111.77
May 1 ,2010 - April 30, 2011	$10,414.85
May 1, 2011 - April 30, 2012	$10,727.11
May 1, 2012 - New Expiration Date	$11,048.55

3. HVAC Maintenance. Effective on the Extension Date, in line 3 of the second paragraph of Article 8.B, the number “$200” is deleted and “$300” is inserted therein.

4. Taxes, Insurance and Expenses. Commencing on the Extension Date, Tenant shall continue to pay Tenant’s Share of Taxes, Insurance and Expenses as provided in the Lease.

5. Prorations. If the Extension Date does not occur at the beginning, or the New Expiration Date does not occur at the end, of an applicable payment period under the Lease, Landlord shall reasonably pro rate Tenant’s payment obligations on a per diem basis; Tenant shall remain liable for all amounts accruing or relating to the period prior to the Extension Date, and through the New Expiration Date, whether or not theretofore billed.

6. Condition of Premises; Improvement Allowance. Tenant has been occupying the Premises, and agrees to accept the same “AS IS” without any agreements, representations, understandings or obligations on the part of Landlord to perform or pay for any alterations, repairs or improvements, except as expressly provided herein.

(a) Allowance for Tenant Work. Notwithstanding the foregoing, Landlord shall provide an allowance (“Allowance”) of up to $143,273.00 to be used towards: (i) Tenant’s reasonable, direct out-of-pocket costs of designing and performing permanent leasehold improvements, including the “clean room” (and all permanent leasehold improvements associated with the clean room) previously installed by Tenant (“Work”) in the Premises, and (ii) reasonable out-of-pocket costs, if any, paid by Landlord to third parties in connection with the Work. Tenant shall engage its own designers and contractors for the Work as described below, and Landlord shall reimburse Tenant based on Tenant’s submission of a customary tenant’s affidavit respecting the Work, invoices, paid receipts and other reasonable evidence of payment, and the submission of customary architect’s certificates, lien waivers and affidavits of payment, all reasonably satisfactory to Landlord. If Tenant does not use the entire Allowance for the purposes permitted herein, or does not submit the foregoing documentation to Landlord, by August 31, 2007, then Landlord shall be entitled to the savings and Tenant shall receive no credit therefor. Any personal property, trade fixtures or equipment, including, but not limited to, modular or other furniture, and cabling or other items for communications or computer systems, whether or not shown on any plan approved by Landlord, shall be provided by Tenant, at Tenant’s sole cost.

(b) Tenant Work Procedures. Tenant shall cause all Work hereunder, as well as any further alterations or improvements by Tenant, to be performed: (i) by architects, engineers, and contractors reasonably approved by Landlord in writing, (ii) in accordance with plans, specifications, and other matters reasonably approved by Landlord in writing, (iii) in a first class, professional and workmanlike manner, (iv) with materials that are consistent with, or better than, the quality of the Premises and Property, and which are new and free of material defects, (v) so as not to adversely affect the Property systems and equipment or the structure of the Property, (vi) with reasonable diligence to completion and so as to avoid disturbance, disruption or inconvenience to other tenants and the operation of the Property, and (vii) in compliance with all legal requirements, all applicable provisions of the Lease, including Article 9 of the Original Lease, and such other reasonable requirements as Landlord may reasonably impose concerning the manner and times in which such Work shall be done. Any floor, wall or ceiling coring work or penetrations or use of noisy or heavy equipment which may interfere with the conduct of business by other tenants at the Property shall, at Landlord’s reasonable option, be performed at times other than Landlord’s regular building hours.

7. Landlord’s Notice Address. The addresses for notices or documents delivered to Landlord set forth in the Lease are hereby deleted, and the following are substituted therefor: Prince Properties, Inc., c/o Wind Realty Partners, 12201 Merit Drive, Suite 175, Dallas, Texas 75251, Attn.: Asset Manager; with copies to: Prince Properties, Inc., c/o Wind Realty Partners, 101 North Wacker Drive, Suite 2002, Chicago, Illinois 60606, Attn: Asset Manager and National Property Manager, and to: DLA Piper US LLP, 203 N. LaSalle Street, Suite 1900, Chicago, IL 6060M293, Attn: Randal J. Selig

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8. Other Terms; Certain Provisions Deleted. All provisions of the Lease currently in effect or scheduled to become effective shall remain in effect and become effective in accordance with their terms, except to the extent inconsistent herewith or provided to the contrary herein, and except for any provisions which by their express terms have lapsed, are scheduled to lapse, or were to be in effect only during the initial Term or other period (in which case such express terms shall govern the periods during which such provisions were, or will remain, in effect), Notwithstanding the foregoing, this Amendment is intended to supersede any rights of Tenant to extend or renew the term, expand, reduce or relocate the Premises, lease additional space, or terminate the Lease early, and all such provisions are hereby deleted.

9. Confidentiality. Tenant shall keep confidential the content and all copies of this document and the Lease, related documents now or hereafter entered, and all proposals and matters relating thereto, except to the extent reasonably required on a legitimate “need to know” basis in connection with Tenant’s business by its employees, insurers, auditors, attorneys, and existing or prospective lenders, successors and assigns, or by law or court proceedings.

10. Real Estate Brokers. Tenant hereby represents to Landlord that Tenant has not dealt with any broker, salesperson, agent or finder in connection with this Amendment, except CB Richard Ellis (representing Landlord) and Colliers Pinkard (representing Tenant), and agrees to defend, indemnify and hold Landlord, and its employees, agents and affiliates harmless from all liabilities and expenses (including reasonable attorneys’ fees and court costs) arising from any claims or demands of any other broker, salesperson, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

11. Offer. The submission and negotiation of this Amendment shall not be deemed an offer to enter into the same by Landlord. This Amendment shall not be binding on Landlord unless and until fully signed and delivered by both parties. Tenant’s execution of this Amendment constitutes a firm offer to enter into the same which may not be withdrawn for a period of fifteen (15) days after delivery to Landlord. During such period, Landlord may proceed in reliance thereon, but such acts shall not be deemed an acceptance.

12. Whole Amendment; Full Force and Effect; Conflicts. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Lease shall remain in full force and effect. As an inducement for Landlord to enter into this Amendment, Tenant hereby represents that Landlord is not in violation of the Lease, and that Landlord has fully performed all of its obligations under the Lease as of the date on which Tenant signs this Amendment. In case of any inconsistency between the provisions of the Lease and this Amendment, the latter provisions shall govern.

13. Interpretation. This Amendment shall be interpreted in a reasonable manner in conjunction with the Lease. If an Exhibit is attached to this Amendment, the term “Lease” therein shall refer to this Amendment or the Lease as amended, and terms such as “Commencement Date” and “Lease Term” shall refer to analogous terms in this Amendment,

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all as the context expressly provides or reasonably implies. Unless expressly provided to the contrary herein: (a) any terms defined herein shall have the meanings ascribed herein when used as capitalized terms in other provisions hereof, (b) capitalized terms not otherwise defined herein shall have the meanings, if any, ascribed thereto in the Lease, and (c) non-capitalized undefined terms herein shall be interpreted broadly and reasonably to refer to terms contained in the Lease which have a similar meaning, and as such terms may be further defined therein.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANDLORD:
[SEAL]
Prince Properties, Inc., an Illinois corporation
By: Wind Realty Partners,
an Illinois general partnership, as agent

By:	/s/ Joseph J. Bowar
Name:	Joseph J. Bowar
Its:	Senior Vice President

TENANT:
[SEAL]
Aldagen, Inc.,
a Delaware corporation

By:	/S/ Edward L Field
Name:	Edward L Field
Its:	President

CERTIFICATE

I,                                      , as                                      of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.

(Corporate Seal)

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